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                         REVOLVING CREDIT AGREEMENT

                         Dated as of March 27, 1998

                                   among

                   LF STRATEGIC REALTY INVESTORS II L.P.,
                                AS BORROWER


                       PROMETHEUS ACQUISITION CORP.,
                           AS QUALIFIED BORROWER


                     THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS LENDERS


                                    and


                          THE CHASE MANHATTAN BANK
                           AS AGENT AND ARRANGER



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                         REVOLVING CREDIT AGREEMENT


          This Revolving Credit Agreement dated as of March 27, 1998 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among LF STRATEGIC REALTY INVESTORS II L.P., a Delaware limited partnership ("Borrower"), PROMETHEUS ACQUISITION CORP. ("Prometheus"), a Delaware corporation and a Qualified Borrower (as hereinafter defined), each other Qualified Borrower from time to time a party hereto, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, and THE CHASE MANHATTAN BANK, as Agent and Arranger.

          The parties hereto agree as follows:



                                 ARTICLE 1.
                                DEFINITIONS


          1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Acquisition Certificate" means an Officer's Certificate of the Borrower in the form attached hereto as EXHIBIT G (or in such other form as the Agent may reasonable approve) delivered to Agent with Borrower's acquisition of a Real Property Asset (1) setting forth in reasonable detail
(i) the composition of the price of such Real Property Asset, including an estimate of all costs and expenses incurred in connection with the acquisition thereof, (ii) the organizational structure of the owner of such Real Property Asset, and (iii) any debt incurred or otherwise outstanding with respect to such Real Property Asset, with a certification that any such debt is permitted by the terms hereof, (2) certifying whether such Real Property Asset is a "Venture Capital Investment" (as such term is defined in Section (d)(3)(i) of the Plan Asset Regulation), and if such Real Property Asset is a Venture Capital Investment, setting forth in reasonable detail the Borrower's "Management Rights" (as such term is defined in Section (d)(3)(ii) of the Plan Asset Regulation) with respect thereto, and (3) certifying the percentage of long-term assets of the Borrower which are invested in Venture Capital Investments.

          "Additional Commitment" is defined in Section 14.23.

          "Additional Commitment Notice" is defined in Section 14.23.

          "Adequately Capitalized" means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

          "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

          "Agent" means Chase in its capacity as Agent, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

          "Agreement" is defined in the preamble hereto.

          "Applicable Lending Office" means, with respect to a particular Lender, (i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

          "Applicable Requirement" means, in connection with the determination as to whether an Investor is an Included Investor, as follows:

          (a) for any Investor that is a bank holding company, (i) Adequately Capitalized status or better and (ii) a long-term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's);

          (b) for any Investor that is an insurance company, a long-term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's) and a claims-paying ability rating of not less than A+ or better by S&P (if rated by S&P) and A1 or better by Moody's (if rated by Moody's);

          (c) for any Investor that is an ERISA Investor or the trustee or nominee of an ERISA Investor, (i) the Sponsor of such ERISA Investor has a long-term senior unsecured indebtedness rating of BBB or better by S&P (if rated by S&P) and Baa2 or better by Moody's (if rated by Moody's), and (ii) a minimum Funding Ratio equal to the Minimum Funding Ratio Percentage (an Investor that is an ERISA Investor, or the trustee or nominee of an ERISA Investor, shall be deemed to have met the foregoing rating requirements if such ERISA Investor's Sponsor meets such rating requirements set forth in clause (a)(ii));

          (d) for any Investor that is a Governmental Plan Investor, the Responsible Party with respect to such Governmental Plan Investor has a long-term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's);

          (e) for any Investor that is an Endowment Fund Investor, (i) such Endowment Fund Investor's Sponsor has a long-term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's) and (ii) unless such Sponsor is a party to the Subscription Agreement of such Endowment Fund Investor, such Sponsor guarantees the obligations of the Endowment Fund Investor to make its Capital Commitment pursuant to an unconditional guaranty in form and substance satisfactory to the Agent; and

          (f) for any unrated or lower rated Investor that is a subsidiary of an entity that satisfies the foregoing rating requirements (a "Rated Entity"), the Rated Entity guarantees the obligations of such Investor to make its Capital Commitments pursuant to an unconditional guaranty of such Entity in form and substance satisfactory to the Agent.

In addition to the foregoing rating requirements, (1) neither an ERISA Investor nor the trustee or nominee of an ERISA Investor, and (2) neither a Governmental Plan Investor nor the Responsible Party with respect to such Governmental Plan Investor will have satisfied the Applicable Requirement unless it has a minimum Funding Ratio for the pension fund of at least the Minimum Funding Ratio Percentage.

          "Approved Uses" has the meaning set forth in Section 2.2.

          "Arranger" means Chase in its capacity as Arranger.

          "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of EXHIBIT F attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.1.

          "Authorized Financial Officer" means a chief executive officer, chief financial officer, treasurer or other qualified senior officer acceptable to the Agent.

          "Available Commitment" means, as of any date, the lesser of (a) the Maximum Loan Amount and (b) the lesser of (i) ninety percent (90%) of the aggregate of the Unpaid Capital Obligations of Included Investors and
(ii) the aggregate of the Unpaid Capital Obligations of Included Investors less $20,000,000.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (i) The rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate;

          (ii) the sum of (A) 0.55% per annum plus (B) the Federal Funds Rate in effect from time to time during such period; and

          (iii) the sum of (A) 0.55% per annum plus (B) the CD Base Rate in effect from time to time during such period.

          "Base Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Base Rate as provided in Section 5.1(a) or
(ii) an overdue amount which was a Base Rate Loan immediately before it became due.

          "Borrowed Against Base" has the meaning set forth in Section
2.1(b).

          "Borrower" as defined in the recitals hereof.

          "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

          "Borrowing Certificate" as defined in Section 6.1(a).

          "Borrowing Tracking Date" has the meaning set forth in Section
2.1(b).

          "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England.

          "Capital Call" means a call upon the Investors to fund all or any portion of the Capital Commitments pursuant to and in accordance with the Subscription Agreements and in accordance with the Partnership Agreement.

          "Capital Commitment" means the commitment of each Investor to fund the Borrower (or, if approved by the Agent in its sole discretion, a Sister Partnership) in the amount set forth in, and pursuant to the terms of, its Subscription Agreement and the Partnership Agreement (or a Sister Partnership Agreement).

          "Capital Demand Notice" means any notice sent to the Investors in connection with a Capital Call.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Cash and Cash Equivalents" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

          "Cash Collateral Agreement" means the Cash Collateral Account Security, Pledge and Assignment Agreement, dated as of even date herewith, among the Borrower, LFSRI II - CADIM Alternative Partnership L.P. and the Agent.

          "CD Base Rate" means the rate of interest determined by the Agent (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of the applicable Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from the CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the applicable Loans of such CD Reference Bank and having a maturity comparable to the applicable Interest Period.

          "CD Reference Bank" means Chase.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Chase" means The Chase Manhattan Bank.

          "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Closing Date" means March 27, 1998.

          "Collateral" means (i) all of Borrower's rights and interests in, to and under the Partnership Agreement and in and to the obligations of the Investors pursuant to each Subscription Agreement now owned or hereafter acquired, including, but not limited to, the right to make Capital Calls, receive Capital Commitments, and enforce the terms of each Subscription Agreement and the Partnership Pledge, (ii) all of the General Partner's rights and interests in, to and under the Partnership Agreement, any Sister Partnership Agreement and each Subscription Agreement and otherwise to make calls for and receive payment of Capital Commitments and enforce the payment thereof and the terms of each Subscription Agreement, and (iii) all funds now or hereafter deposited into the Subscription Accounts, upon which a Lien has been or is purported or intended to have been granted to the Agent on behalf of the Lenders under the Pledge or the Cash Collateral Agreement.

          "Collateral Documents" has the meaning set forth in Section
6.4(c)(ii).

          "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

          "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall be $150,000,000, as the same may be reduced from time to time pursuant to
Section 4.1 and as the same may be increased pursuant to Section 14.23.

          "Compliance Certificate" is defined in Section 8.2(b).

          "Consolidated" means consolidated, in accordance with GAAP.

          "Consolidated Businesses" means the Borrower, any Sister Partnership and their respective Consolidated Subsidiaries.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with the Borrower or a Sister
Partnership in accordance with GAAP.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

          "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the net present value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the then Euro-Dollar Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and
(b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

          "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Credit Period" means the period commencing on the Closing Date and terminating on the Business Day next preceding the Termination Date, as the same may be extended in accordance with Section 2.3(b).

          "Credit Rating" means the publicly announced rating of a Person given by Moody's or S&P.

          "Dollars" and "$" mean the lawful money of the United States.

          "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 14.18.

          "Eligible Assignee" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank having total assets in excess of $5,000,000,000;
(iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development having total assets in excess of $10,000,000,000; or (iv) a finance company or other financial institution reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 or is otherwise reasonably acceptable to the Agent.

          "Endowment Fund Investor" means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, not wholly expendable by such Sponsor on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.

          "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "ERISA Investor" means an Investor that is an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Title IV and Title I, Subtitle B, Part 3 of ERISA, a group trust, as described in Revenue Ruling 81-100, or a partnership or commingled account or fund which is subject to ERISA.

          "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "Eurodollar Interest Period" is defined in Section 5.2(b).

          "Eurodollar Interest Rate Determination Date" is defined in
Section 5.2(c).

          "Eurodollar Lending Office" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Eurodollar Interest Period, an interest rate per annum equal to the sum of (X) the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Eurodollar Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Eurodollar Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Eurodollar Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Reserve Percentage for such Eurodollar Interest Period and
(Y) 0.55%.

          "Eurodollar Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Loan immediately before it became due.

          "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in
Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in
Section 11.1.

          "Exclusion Amount" means the amount by which the Available Commitment is reduced as a direct result of an Exclusion Event.

          "Exclusion Event" has the meaning set forth in Section 11.4.

          "Extension Option" has the meaning set forth in Section 2.3(b).

          "Extension Period" has the meaning set forth in Section 2.3(b).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

          "Financial Statements" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, prepared in accordance with GAAP, consistently applied, (ii) such other financial statements as the Borrower shall routinely and regularly prepare on a quarterly or annual basis, prepared in accordance with GAAP, consistently applied, and (iii) such other financial statements of the other Consolidated Businesses as the Agent or the Requisite Lenders may from time to time reasonably specify; provided, however, that the Financial Statements referenced in clauses (i) and (ii) above shall be prepared in form satisfactory to the Agent.

          "Fiscal Year" means the fiscal year of the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

          "Fronting Bank" shall mean Chase.

          "Fronting Bank Fee" is defined in Section 5.3(c) hereof.

          "Funding Date" means, with respect to any Loan, the date of funding of such Loan.

          "Funding Ratio" means (a) for a Governmental Plan Investor, the total fair market value of the assets of the plan over the actuarial present value of the plan's total benefit liabilities, as reported in such plan's audited financial statements, provided, that if such market value funding ratio is not available, the product of (x) the total actuarial present value of the assets of the plan over the actuarial present value of the plan's total benefit liabilities, as reported in such plan's audited financial statements, and (y) 1.1 and (b) for an ERISA Investor, the funded current liability percentage reported on the more recent of (i) Schedule B to the most recent Form 5500 filed by such plan with the United States Department of Labor, and (ii) the most recent annual report on Form 10-K of the Sponsor of such ERISA Investor.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

          "General Partner" shall mean Lazard Freres Real Estate Investors L.L.C., a New York limited liability company or its permitted successors hereunder.

          "Governmental Approval" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any material asset of the Consolidated Businesses.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Government Plan Investor" means an Investor that is a governmental pension plan as defined in Section 3(32) of ERISA.

          "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Agent, and each other Lender.

          "Included Investors" shall mean those (i) Investors which meet, or are deemed to have met, the Applicable Requirement and which are approved as "Included Investors", from time to time, by the Agent in writing and in the sole and absolute discretion of the Agent, and (ii) Investors which do not meet, and are not deemed to have met, the Applicable Requirement and which are approved as "Included Investors" from time to time, by the Agent and 100% of the Lenders in writing and in the sole and absolute discretion of the Agent and each such Lender; provided, however, that from and after the first date that an Investor becomes a Non-Included Investor pursuant to Section 11.4 hereof, such Investor shall cease to be one of the Included Investors hereunder until such time as all Exclusion Events with respect to such Investor shall have been cured and such Investor shall have been approved as an Included Investor in the sole and absolute discretion of Agent. The Included Investors as of the Closing Date are listed on SCHEDULE A attached hereto and made a part hereof.

          "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business,
(v) in respect of Capital Leases, (vi) which are Contingent Obligations or
(vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

          "Indemnified Matters" is defined in Section 14.3.

          "Indemnitees" is defined in Section 14.3.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "Investment Management Fee" means the fee payable to the General Partner pursuant to Section 3.7 of the Partnership Agreement.

          "Investment Period" has the meaning set forth in the Partnership Agreement.

          "Investors" shall mean, from time to time, without duplication, the General Partner and each of the other constituent partners of the Borrower or of a Sister Partnership.

          "Investor Claims" means all debts and liabilities of an Investor, in its capacity as Investor, to the Borrower or a Sister Partnership, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Investor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, bargain account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have or may hereafter be acquired by the Borrower or a Sister Partnership. "Investor Claims" shall include, without limitation, all rights and claims of the Borrower against an Investor under or in respect of the applicable Subscription Agreements.

          "Investor Consents" means the acknowledgment and consents in the form of EXHIBIT B hereto executed by each Investor and delivered to the Agent.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Key Person" means Arthur P. Solomon, Robert P. Freeman and Anthony E. Meyer and any individuals substituted therefor in accordance with the provisions of Section 11.1 of the Partnership Agreement.

          "knowledge" with reference to the Borrower, any Subsidiary of the Borrower, or any Qualified Borrower means the actual knowledge of such Person.

          "Lender" means each of the Agent, and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Agent or Lender).

          "Letter of Credit" has the meaning provided in Section 2.1(c).

          "Letter of Credit Collateral" has the meaning provided in Section
11.3.

          "Letter of Credit Collateral Account" has the meaning provided in
Section 11.3.

          "Letter of Credit Documents" has the meaning provided in Section
2.7.

          "Letter of Credit Usage" means at any time the sum of (i) the aggregate maximum amount available to be drawn under any Letter of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's and/or any Qualified Borrower's unpaid obligations under this Agreement in respect of all Letters of Credit.

          "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Loan" means a loan made by a Lender pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Loan Account" is defined in Section 4.3(b).

          "Loan Documents" means this Agreement, the Notes, the Pledge, the Investor Consents, the Cash Collateral Agreement, any Letter of Credit, the Letter of Credit Documents and all other instruments, agreements and written Contractual Obligations between the Borrower and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

          "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

          "Material Adverse Effect" means a material adverse effect upon
(i) the financial condition or assets of the Borrower and the Borrower's Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Agent to enforce any material provision of any of the Loan Documents.

          "Maximum Loan Amount" shall mean, from time to time, (a) One Hundred Fifty Million Dollars ($150,000,000) or (b) if Borrower shall elect and be permitted to increase the Maximum Loan Amount in accordance with
Section 14.23 hereof, Two Hundred Fifty Million Dollars ($250,000,000).

          "Minimum Funding Ratio Percentage" means with respect to a pension plan, the applicable minimum Funding Ratio hereinafter set forth based upon the rating of its Sponsor or Responsible Party, as the case may be:



Sponsor or Responsible               Minimum Funding Ratio
Party Rating                         ---------------------
----------------------
A-/A3 or higher                      no minimum
BBB+/Baa1                            90%
BBB/Baa2                             95%

Notwithstanding the foregoing, no more than thirty percent (30%) of the Included Investors shall be ERISA Investors having a Sponsor with a long-term senior unsecured indebtedness rating of BBB by S&P (if rated by S&P) and Baa2 by Moody's (if rated by Moody's).

The first rating indicated in each case above is the S&P rating and the second rating in each case above is the Moody's rating. In the event that there is a discrepancy between the S&P rating and the Moody's rating, the Minimum Funding Ratio shall be based upon the lower of the two ratings.

          "Minority Holdings" means partnerships and corporations held or owned by the Borrower which are not consolidated with the Borrower on the Borrower's financial statements.

          "Moody's" means Moody's Investor Services, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

          "Non-Included Investor" has the meaning set forth in Section 11.4 hereof.

          "Note" means a promissory note in the form attached hereto as EXHIBIT A made payable by the Borrower or any Qualified Borrower to a Lender, evidencing certain of the Obligations of the Borrower or such Qualified Borrower to such Lender and executed by the Borrower or such Qualified Borrower as required by Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

          "Notice of Borrowing" has the meaning set forth in Section 2.1(b) hereof.

          "Notice of Conversion/Continuation" has the meaning set forth in
Section 5.1(c)(2) hereof, with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

          "Notice to Extend" has the meaning set forth in Section 2.3(b).

          "Obligations" means all Loans, Letter of Credit Usage, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and each Qualified Borrower to the Agent, any other Lender, any Affiliate of the Agent, any other Lender, or any Person entitled to indemnification pursuant to Section 15.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower and each Qualified Borrower under this Agreement or any other Loan Document.

          "Officer's Certificate" means, as to a corporation or limited liability company, a certificate executed on behalf of such corporation or limited liability company by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership (or a limited liability company with a managing member), a certificate executed on behalf of such partnership (or limited liability company) by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner (or managing member) of such partnership (or limited liability company).

          "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation, formation or limited partnership (or the equivalent organizational documents) of such corporation, limited liability company or limited partnership, (ii) the partnership or company agreement executed by the partners or members in the partnership or limited liability company, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

          "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.ss. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "Outstanding Balance" shall mean at any time, and from time to time, the sum of (i) the aggregate outstanding principal balance of all Loans and (ii) the Letter of Credit Usage.

          "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Borrower, dated as of September 24, 1997, as amended by Amendment No. 1, dated as of November 24, 1997, and as the same may be further amended, modified or restated in accordance with the provisions hereof.

          "Partnership Pledge" means collectively, the Pledge and Security Agreements executed by each partner of the Partnership, as pledgor, and the Partnership, as secured party.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "Pending Capital Call" means, as of any date of determination, Capital Calls made upon the Investors no more than fifteen (15) days prior to such date, which Capital Calls have not yet been funded by the applicable Investor.

          "Permits" means any permit, consent, approval, authorization license, variance, or permission required from any Person, including any Governmental Approvals.

          "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

          "Plan Asset Regulations" means the regulations promulgated under ERISA at 29 CFR ss. 2510.3-101.

          "Pledge" means the Subscription Agreement, Pledge and Security Agreement, dated as of the date hereof, between the Borrower and LFSRI II - CADIM Alternative Partnership L.P., as pledgors, the General Partner, as general partner, and the Agent, as pledgee.

          "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Commitments.

          "Qualified Borrower" shall mean any Subsidiary formed by the Borrower pursuant to Section 2.5(a)(iii) of the Partnership Agreement.

          "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Real Property Asset" means the real property assets owned directly or indirectly (including by the ownership of equity Securities of a Person owning any such real property asset) by the Borrower, as updated from time to time to reflect sales, assignments, conveyances, acquisitions and purchases of real property.

          "Recourse Obligations" means (A)(i) all Indebtedness other than that described in clause (a)(i) of the definition thereof, plus (ii) Indebtedness of any Subsidiary, Qualified Borrower or joint venture for which Borrower is liable pursuant to the terms thereof, but excluding
(B)(i) trade payables incurred and expenses accrued in the ordinary course of business and (ii) Indebtedness for borrowed money for which the right of recovery of the obligee thereof is limited to recourse against a Real Property Asset or other collateral securing such Indebtedness (subject to such limited exceptions to the non-recourse nature of such Indebtedness such as fraud, misappropriation, misapplication and environmental indemnities as are usual and customary in like transactions at the time of the incurrence of such Indebtedness).

          "REOC" shall mean a Real Estate Operating Company within the meaning of Section 2510.3-101(e) of the Plan Asset Regulations.

          "Register" is defined in Section 14.1(c).

          "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

          "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real property asset of the Borrower or any of its Subsidiaries (including Qualified Borrowers), including the movement of Contaminants through or in the air, soil, surface water, groundwater or real property asset of the Borrower or any of its Subsidiaries (including Qualified Borrowers).

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Reportable Event" means any of the events described in Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty
(30) day notice requirement has been waived by applicable PBGC regulations.

          "Requirements of Law" means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

          "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than fifty-one percent (51%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than fifty-one percent (51%).

          "Responsible Party" means, for any Governmental Plan Investor,
(a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, such state, and (b) otherwise, the Governmental Plan Investor itself.

          "S&P" means Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc.

          "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Sister Partnership" shall mean any Delaware limited partnership established by the General Partner in accordance with Section 2.9 of the Partnership Agreement and approved by the Agent in its sole discretion. As of the date hereof, the only such partnership or partnerships so approved by the Agent are limited partnerships established by the General Partner, as general partner, and Cadim (LF) Investments Limited Partnership, as limited partner, pursuant to paragraphs 2 or 3 of that certain letter agreement, dated December 31, 1997, between the General Partner (acting for itself and on behalf of the Borrower) and Cadim Holdings US Inc.

          "Sister Partnership Agreement" shall mean any partnership agreement between the General Partner and any one (1) or more Investors with respect to a Sister Partnership in accordance with Section 2.9 of the Partnership Agreement.

          "Solvent", when used with respect to any Person, means that at the time of determination:

          (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Sponsor" means, (i) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan and (ii) for any Endowment Fund Investor, the state chartered, "not-for-profit" university or college that has established such fund for its exclusive use and benefit. As used herein, the term "not-for-profit" shall mean an entity formed not for pecuniary profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers.

          "Subscription Accounts" means the collateral accounts established by Borrower or a Sister Partnership at Chase, in the name of the Agent, on behalf of the Lenders, as secured party.

          "Subscription Agreement" means the Subscription Agreement, executed by the Borrower and an Investor, as purchaser, in connection with the admission of the Investor to Borrower and/or a Sister Partnership, together with the side letters between the Borrower and certain Investors identified in SCHEDULE 1.1.

          "Subsequent Investors" means Investors executing Subscription Agreements after the date hereof which Investors were not already Investors as of the Closing Date.

          "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "Super-Requisite Lenders" means, at any time, Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal balance of the Loans.

          "Syndication Expiration Date" is defined in Section 14.23 hereof.

          "Target Facility Amount" is defined in Section 14.23 hereof.

          "Taxes" is defined in Section 13.1(a).

          "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

          "Termination Date" means the earlier of (i) December 27, 2000 and
(ii) the date which is ninety (90) days prior to the end of the Investment Period, unless otherwise extended in accordance with the provisions of
Section 2.3(b) hereof.

          "Total Liabilities" means the value of the Borrower's liabilities as set forth in the audited financial statements delivered to Agent in accordance herewith.

          "Total Assets" means the value of the Borrower's assets as set forth in the audited financial statements delivered to Agent in accordance herewith.

          "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

          "Unpaid Capital Obligation" means, at any time, (x) the Capital Commitments (including amounts which are subject to any Pending Capital Calls) less (y) the aggregate Capital Calls made upon the Investors, regardless of whether the Investors have actually funded all such Capital Calls, but not including (A) Pending Capital Calls and (B) Capital Calls made but either not funded by the Investors or funded but subsequently refunded to the Investors, in either case due to a failure of the Borrower to complete the acquisition of the Real Property Asset for which such Capital Call was made; provided, however, that with respect to any Included Investor that has elected pursuant to Section 3.9 of the Partnership Agreement (or a substantially identical provision of a Sister Partnership Agreement) not to fund its Unpaid Capital Obligation, the Unpaid Capital Obligation of such Investor shall be deemed to be the amount of such Included Investor's Unpaid Capital Obligation that such Included Investor will be obligated to fund with respect to pre-existing Real Property Assets or to pay or satisfy any monetary Default hereunder or any other requirement hereunder, all in accordance with Section 3.9 of the Partnership Agreement (or a substantially identical provision of a Sister Partnership Agreement).

          "VCOC" shall mean a "venture capital operating company" within the meaning of Section 2510.3-101(d) of the Plan Asset Regulation.

          "Withdrawal Right" means the right of an ERISA Investor to discontinue making additional Capital Calls and to withdraw as a member of the Borrower or any Qualified Borrower pursuant to Section 3.5 of the Partnership Agreement.

          1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this agreement shall be counted in calendar days unless business days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.3. Accounting Terms. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.


          1.4. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                 ARTICLE II
                         AMOUNTS AND TERMS OF LOANS


          2.1. Loans.
               -----

          (a) Available Commitment. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "Loan" and, collectively, the "Loans") to the Borrower or a Qualified Borrower (guaranteed by the Borrower) on the Closing Date and from time to time during the Credit Period, and participate in the Letter of Credit issued by the Fronting Bank on behalf of the Borrower or a Qualified Borrower, in an amount not to exceed such Lender's Pro Rata Share of the Available Commitment at such time. All Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower and the Qualified Borrowers, as applicable, may repay any outstanding Loan on any day which is a Business Day and any amounts so repaid may be reborrowed. The aggregate amount of the Loans to be made hereunder and the Letter of Credit Usage shall not exceed the Maximum Loan Amount.

          (b) Notice of Borrowing. When the Borrower or a Qualified Borrower, as applicable, desires to borrow under this Section 2.1, it shall deliver to the Agent a notice (a "Notice of Borrowing"), signed by it (i) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) no later than 11:00 a.m. (New York time) at least three
(3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Available Commitment as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (vi) instructions for the disbursement of the proceeds of the proposed Borrowing, (vii) in the case of a Borrowing to be made by a Qualified Borrower, the name of the Qualified Borrower, (viii) in the case of a Borrowing to be made by the Borrower for the benefit of a Qualified Borrower, the name of the Qualified Borrower and (ix) the Approved Use for the proceeds of such Borrowing. The Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

          If such Borrowing is requested in connection with the acquisition of a Real Property Asset, the Borrower shall deliver along with the Notice of Borrowing, an Acquisition Certificate.

          Together with each Notice of Borrowing the Borrower shall also deliver an Officer's Certificate stating that, prior to such Notice of Borrowing, no Investor exercised its Withdrawal Right. To the extent that such an Officer's Certificate cannot be so made and delivered, the Borrower shall deliver an Officer's Certificate setting forth in detail the reasons therefor. From and after the date a Withdrawal Right is exercised by or with respect to an Included Investor (the "Borrowing Tracking Date"), together with the delivery of any Notice of Borrowing, the Borrower shall deliver to Agent an Officer's Certificate setting forth as of such date (i) the amount of each Included Investor's Unpaid Capital Obligation, (ii) the amount that each Included Investor would be obligated to fund (the "Borrowed Against Base") with respect to prior Borrowings, taking into account all previously exercised Withdrawal Rights and assuming (a) Capital Demand Notices were delivered to call capital sufficient to repay all such prior Borrowings, (b) no Included Investor defaults in its obligation to fund its Unpaid Capital Obligations, and (c) every Non-Included Investor defaults and does not fund its remaining Unpaid Capital Obligations, (iii) a list of the Included Investors that will be required to fund Capital Demand Notices given to repay the Borrowing which is the subject of the applicable Notice of Borrowing (collectively, the "Borrowing Specific Included Investors") and (iv) a list of the Included Investors which have exercised their respective Withdrawal Right.

          (c) Letter of Credit. The Borrower or a Qualified Borrower, as applicable, shall give the Agent and the Fronting Bank written notice in the event that it desires to have a Letter of Credit (a "Letter of Credit") issued hereunder no later than 10:00 a.m., New York City time, at least four (4) Business Days prior to the date of such issuance. Each such notice shall specify (i) the amount of such Letter of Credit, (ii) the date of such issuance (which shall be a Business Day), (iii) the name and address of the beneficiary, (iv) the expiration date of the Letter of Credit (which in no event shall be later than twelve (12) months after the issuance of such Letter of Credit or one (1) month prior to the Termination Date, whichever is earlier), (v) the purpose and circumstances for which the Letter of Credit is being issued, (vi) the terms upon which the Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank), and (vii) in the case of a Letter of Credit to be issued for the account of a Qualified Borrower, the name of such Qualified Borrower. Such notice may be revoked telephonically by the Borrower to the Fronting Bank and the Agent any time prior to the date of issuance of the Letter of Credit by the Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Agent within one (1) Business Day by facsimile. No later than 10:00 a.m., New York City time, on the date that is four (4) Business Days prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of the Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided, that the Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, provided further, that the Letter of Credit shall not require payment against a conforming draft to be made thereunder on the following Business Day that such draft is presented if such presentation is made later than 10:00 A.M. New York City time. In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

          (d) Making of Loans. (i) Promptly after receipt of the Notice of Borrowing under Section 2.1(b), the Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon (New York time) on the respective Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the Agent shall make the proceeds of such amounts received by it available to the Borrower or the relevant Qualified Borrower, as applicable, at the Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's or, as applicable, such Qualified Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. the failure of any Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. in the event the conditions precedent set forth in Section 6.1 are not fulfilled as of the proposed Funding Date for any Borrowing, the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender. If the Borrower or such Qualified Borrower, as applicable, has requested the issuance of a Letter of Credit, no later than 12:00 Noon (New York City time) on the date of such issuance as indicated in the notice delivered pursuant to Section 2.1(c), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the Borrower or such Qualified Borrower, as applicable, with a copy thereof to the Agent. Immediately upon the issuance of a Letter of Credit by the Fronting Bank, the Fronting Bank shall be deemed to have sold and transferred to each other Lender, and each such other Lender shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in the Letter of Credit, any drawing thereunder, and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Lender's Pro Rata Share thereof. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Lender to fund its ratable share of any such draw. The Agent will instruct the Fronting Bank to make such Letter of Credit available to the Borrower or such Qualified Borrower, as applicable, and the Fronting Bank shall make the Letter of Credit available to the Borrower at the Borrower's aforesaid address or to such Qualified Borrower at its address, as applicable, in the United States as Borrower or such Qualified Borrower, as applicable, shall request on the date of the Borrowing.

          (ii) Unless the Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Agent on the Funding Date therefor, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower or the relevant Qualified Borrower, as applicable, on the applicable Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower or such Qualified Borrower, as applicable, by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower or such Qualified Borrower, as applicable, severally agree to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower or such Qualified Borrower, as applicable, until the date such amount is paid or repaid to the Agent, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower or such Qualified Borrower, as applicable, shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on any applicable Funding Date.

          2.2. Use of Proceeds of Loans. The proceeds of the Loans issued for the account of the Borrower or a Qualified Borrower, as applicable, hereunder may be used by the Borrower or such Qualified Borrower, as applicable, subject to the provisions hereof, for any purpose permitted under the Partnership Agreement (the "Approved Uses").

          2.3. Termination Date. (a) The Commitments shall terminate, the Borrower and the Qualified Borrowers, as applicable, shall return or cause to be returned all Letters of Credit to the Fronting Bank, and all outstanding Obligations shall be paid in full, on the Termination Date. Each Lender's obligation to make Loans shall terminate on the Business Day next preceding the Termination Date.

          (b) The Borrower shall have one option (the "Extension Option") to extend the Termination Date for a period expiring not later than the earlier to occur of (i) the date which is one year after the Termination Date and (ii) the date which is ninety (90) days prior to the end of the Investment Period (the "Extension Period"). Subject to the conditions set forth below, the Borrower may exercise the Extension Option by delivering a written notice to the Agent not more than four (4) months or less than two
(2) months prior to the Termination Date (a "Notice to Extend"), stating that the Borrower has elected to extend the Termination Date for the Extension Period set forth therein. The Borrower's delivery of the Notice to Extend shall be irrevocable. The Borrower's right to exercise the Extension Option shall be subject to the following terms and conditions:
(i) no Event of Default shall have occurred and be continuing either on the date the Borrower delivers the Notice to Extend to the Agent or on the date that this Agreement would otherwise have terminated, and (ii) in the event that the Investment Period shall have otherwise expired prior to ninety
(90) days after the expiration of the Extension Period, the Borrower shall have delivered to the Agent an amendment to the Partnership Agreement duly executed by the Investors which extends the Investment Period to a date at least ninety (90) days after the expiration of the Extension Period.

          2.4. Maximum Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Obligations exceed the Available Commitment.

          2.5. Authorized Agent. On the Closing Date and from time to time thereafter, the Borrower or the relevant Qualified Borrower, as applicable, shall deliver to the Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower or such Qualified Borrower, as applicable, in respect of all other matters relating to the Loan Documents. The Agent and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or such conversion/continuation until the Agent receives written notice to the contrary. The Agent shall not have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower or the relevant Qualified Borrower, as applicable. None of the Agent or the Lenders shall incur any liability to the Borrower or any Qualified Borrower, as applicable, or any other Person in acting upon any telephonic or facsimile notice referred to above which the Agent believes to have been given by a person duly authorized to act on behalf of the Borrower or such Qualified Borrower, as applicable, and the Borrower and each Qualified Borrower, as applicable, hereby severally indemnifies and holds harmless the Agent and each other Lender from any loss or expense the Agent or the Lenders might incur in acting in good faith as provided in this Section 2.5.

          2.6. Letters of Credit. (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.1(c) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit in such form as is reasonably acceptable to the Agent and the Borrower (or the relevant Qualified Borrower, as applicable) in an amount equal to the amount set forth in the notice delivered pursuant to Section 2.1(c) hereof.

          (b) Each Letter of Credit shall be issued in the minimum aggregate amount of One Million Dollars ($1,000,000) and shall not extend for a period in excess of twelve (12) months in duration, unless Agent has consented to such extended period; provided, however, that each Letter of Credit shall terminate one (1) month prior to the Termination Date.

          (c) The Letter of Credit Usage shall not exceed $50,000,000 at any one time.

          (d) The Letters of Credit may only be used to support the performance obligations of Persons, including the Borrower (or a Qualified Borrower, as applicable). In addition, the Letters of Credit may not be used to fully secure other Indebtedness of the Borrower (or a Qualified Borrower, as applicable) but, subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, may be used by the Borrower (or a Qualified Borrower, as applicable) to credit-enhance Indebtedness of the Borrower, a Qualified Borrower, or the Consolidated Businesses.

          (e) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereunder, the Fronting Bank shall endeavor to notify the Borrower (or the relevant Qualified Borrower, as applicable) and the Agent (and the Agent shall endeavor to notify each Lender thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (d), the Borrower (or such Qualified Borrower, as applicable) shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower (or such Qualified Borrower, as applicable) shall have notified the Agent and the Fronting Bank prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that the Borrower (or such Qualified Borrower, as applicable) intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower (or such Qualified Borrower, as applicable) shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.1(b) to the Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Provided the Borrower (or such Qualified Borrower, as applicable) complies with the provisions of Section 2.1(b) in respect of Eurodollar Rate Loans, Borrower (or such Qualified Borrower, as applicable) may elect to request a Borrowing of Eurodollar Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Lender (other than the Fronting Bank) shall, in accordance with Section 2.1(b), make available its Pro Rata Share of such Borrowing to the Agent, the proceeds of which shall be applied directly by the Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any such Lender fails to make available to the Fronting Bank the amount of such Lender's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate commencing on the date such drawing is honored.

          (f) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Lender (including the Fronting Bank) or (ii) impose on any Lender any other condition regarding this Agreement or such Lender (including the Fronting
Bank) as it pertains to a Letter of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount deemed by the Fronting Bank or such Lender to be material, the cost to the Fronting Bank or any Lender of issuing or maintaining a Letter of Credit or participating therein then the Borrower (or the relevant Qualified Borrower, as applicable) shall pay to the Fronting Bank or such Lender, within 15 days after written demand by such Lender (with a copy to the Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Lender for such increased costs or reduction in amounts received or receivable hereunder.

          (g) The Borrower and each Qualified Borrower hereby severally agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of a Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Fronting Bank or (ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (collectively, "Governmental Acts"), other than as a result of the gross negligence, bad faith, fraud or willful misconduct of the Fronting Bank, or the wrongful dishonor by the Fronting Bank of any Letter of Credit presented to it for payment. As between the Borrower and the Qualified Borrowers, on the one hand, and the Fronting Bank, on the other hand, the Borrower and the Qualified Borrowers assume all risks of the acts and omissions of, or misuses of, any Letter of Credit issued by the Fronting Bank, by the beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit or the proceeds of any Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Governmental Acts, in each case other than as a result of the gross negligence, bad faith, fraud or willful misconduct of the Fronting Bank, or the wrongful dishonor by the Fronting Bank of any Letter of Credit presented to it for payment. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with any Letter of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower or such Qualified Borrower.

          (h) If the Fronting Bank or the Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower or any Qualified Borrower any reimbursement by the Borrower or such Qualified Borrower of any drawing under any Letter of Credit, each Lender shall pay to the Fronting Bank or the Agent, as the case may be, its share of such payment, but without interest thereon unless the Fronting Bank or the Agent is required to pay interest on such amounts to the Person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Agent is required to pay.

          2.7. Letter of Credit Usage Absolute. The obligations of the Borrower (or any Qualified Borrower, as applicable) under this Agreement in respect of a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower (or such Qualified Borrower, as applicable) in respect of a Letter of Credit or any other amendment or waiver of or any consent by the Borrower (or such Qualified Borrower, as applicable) to departure from all or any of the Letter of Credit Documents or any Loan Document; provided, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower (or such Qualified Borrower, as applicable);

          (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower (or such Qualified Borrower, as applicable) in respect of a Letter of Credit;

          (d) the existence of any claim, set-off, defense or other right that the Borrower (or such Qualified Borrower) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, the Fronting Bank or any Lender (other than a defense based on the gross negligence, bad faith, fraud or willful misconduct of the Agent, the Fronting Bank or such Lender, or the wrongful dishonor by the Fronting Bank of any Letter of Credit presented to it for payment) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction;

          (e) any draft or any other document presented under or in connection with a Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by the Fronting Bank under the Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Fronting Bank;

          (f) payment by the Fronting Bank against presentation of a draft or certificate that does not comply with the terms of a Letter of Credit; provided, that such payment shall not have constituted gross negligence, bad faith, fraud or willful misconduct of the Fronting Bank; and

          (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower (or such Qualified Borrower, as applicable); provided, that such other circumstance or happening shall not have been the result of gross negligence, bad faith, fraud or willful misconduct of the Fronting Bank.


                                ARTICLE III
                                  RESERVED


                                 ARTICLE IV
                          PAYMENTS AND PREPAYMENTS

          4.1. Prepayments; Reductions in Commitments.
               --------------------------------------

          (a) Voluntary Prepayments. The Borrower or any Qualified Borrower may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations. The Borrower or such Qualified Borrower shall give at least two (2) Business Day's prior written notice to the Agent (which the Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount; the Outstanding Balance remaining after any partial prepayment shall be in a minimum amount of $5,000,000. Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Amounts prepaid pursuant to this Section 4.1(a) may be reborrowed.

          (b) Letter Of Credit. The Borrower or any Qualified Borrower may, upon at least two (2) Business Days notice to the Agent (by 11:00 a.m New York time on such Business Day), reimburse the Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount. The Borrower or any Qualified Borrower may at any time return any undrawn Letter of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank shall endeavor to give the Agent and each of the Lenders notice of such return.

          (c) No Penalty. The prepayments and payments in respect of reductions and terminations described in clause (a) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

          (d) Mandatory Prepayment.
              --------------------

               (1) If, on any day (a "Prepayment Trigger Date"), the Obligations exceed the Available Commitment, including, without limitation, as a result of an Exclusion Event, then the Borrower shall pay such excess to the Agent, for the benefit of the Lenders, in immediately available funds, promptly and in any event within two (2) Business Days after the applicable Prepayment Trigger Date, to the extent such funds are available in the Subscription Accounts or any other account maintained by the Borrower; provided, however, that if the Obligations exceed the Available Commitment solely as a result of an Exclusion Event, then (x) the Borrower shall be required to effect such prepayment within such two (2) Business Day period only to the extent that such funds in the Subscription Accounts or any other account maintained by the Borrower are available for such purpose, and (y) the Borrower shall be required to effect the balance of such prepayment within ten (10) Business Days after the applicable Prepayment Trigger Date to the extent that it is necessary for the Borrower to issue a Capital Call notice to fund the balance of such required payment. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders.

               (2) The Borrower shall pay the Loans upon the occurrence of any of the following events: (i) the Termination Date, (ii) the General Partner shall transfer, voluntarily, involuntarily, by operation of law or otherwise, all or any part of its interest in the Borrower pursuant to the terms of the Partnership Agreement or otherwise, without the prior written consent of the Agent and the Required Lenders, other than a transfer or transfers to Affiliates of Lazard Freres & Co. L.L.C., provided such transfers are made upon the prior written consent of Agent, which consent shall not be unreasonably withheld, (iii) a violation of any provision with respect to a Key Person set forth in Section 11.1 of the Partnership Agreement or otherwise shall occur and such violation shall not be cured in the manner set forth in the Partnership Agreement, (iv) the receipt by the General Partner of a notice of removal of the General Partner pursuant to
Section 11.2 of the Partnership Agreement or a dissolution of the Partnership pursuant to Section 10.1 of the Partnership Agreement or (v) upon a termination of the Commitments and/or acceleration of the maturity of the Loans after an Event of Default in accordance with Section 11.2 hereof. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders.

               (3) In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed.

          (e) Reduction of Maximum Loan Amount. The Borrower or any Qualified Borrower may at any time and from time to time (but in no event more often than once during each calendar quarter) cancel all or any part of the Commitments in amounts aggregating $25,000,000, or any integral multiple of $5,000,000 in excess thereof by the delivery to the Agent of a notice of cancellation within the applicable time periods set forth in
Section 4.1(a) if there are Loans then outstanding or, if there are no Loans outstanding at such time, upon at least three (3) Business Days notice to the Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Lenders, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, the Borrower and such Qualified Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 4.1(a). The Borrower or such Qualified Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. In no event shall Borrower or any Qualified Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless Borrower or such Qualified Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank.

          4.2. Payments.
               --------

          (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Agent as it may designate, for the account of the Agent or such other Lender, as the case may be; and funds received by the Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Agent for the account of the Agent and the Lenders, or any of them, shall be paid to them by the Agent promptly after receipt thereof. Notwithstanding the foregoing, all payments of interest to be made hereunder shall be debited directly from the Borrower's or the relevant Qualified Borrower's, as appropriate, account at Chase at such time as such payment is due, as if such payments had been made by Borrower or such Qualified Borrower in accordance with the foregoing terms and conditions.

          (b) Apportionment of Payments. (i) Subject to the provisions of
Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Agent from or for the benefit of the Borrower or any Qualified Borrower shall be applied in the following order:

          (A) to pay principal of and interest on any portion of the Loans which the Agent may have advanced on behalf of any Lender other than Chase for which the Agent has not then been reimbursed by such Lender, the Borrower or such Qualified Borrower,

          (B) to pay all other Obligations then due and payable, and

          (C) as the Borrower or such Qualified Borrower so designates.

Unless otherwise designated by the Borrower or a Qualified Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (ii) After the occurrence of an Event of Default and while the same is continuing, the Agent shall apply all payments in respect of any Obligations in the following order:

          (A) first, to pay principal of and interest on any portion of the Loans which the Agent may have advanced on behalf of any Lender other than Chase for which the Agent has not then been reimbursed by such Lender, the Borrower or any Qualified
     Borrower;

          (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

          (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

          (D) fourth, to pay interest due in respect of Loans;

          (E) fifth, to the ratable payment or prepayment of principal outstanding on Loans; and

          (F) sixth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the other Lenders and other Holders as among themselves. The order of priority set forth in clauses (C) through (F) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower or any Qualified Borrower, any Holder which is not a Lender, or any other Person. The order of priority set forth in clauses
(A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Agent.

          (iii) The Agent, in its sole discretion subject only to the terms of this Section 4.2(b)(iii), may pay from the proceeds of Loans made to the Borrower or any Qualified Borrower hereunder, whether made following a request by the Borrower or such Qualified Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 4.2(b)(iii), all amounts payable by the Borrower or such Qualified Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest and fees and all reimbursements for expenses pursuant to Section
14.2. The Borrower and each Qualified Borrower authorizes the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying principal, interest and fees due from the Borrower or such Qualified Borrower, reimbursing expenses pursuant to Section 14.2 and paying any and all other amounts due and payable by the Borrower and such Qualified Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.1 as of the date of the aforementioned notice. The Agent shall request Loans on behalf of the Borrower and such Qualified Borrower as described in the preceding sentence by notifying the Lenders by facsimile transmission or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to the Borrower or such Qualified Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's or such Qualified Borrower's behalf pursuant to this Section 4.2(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the terms and conditions specified in Section 2.1.

          (iv) Subject to Section 4.2(b)(v), the Agent shall promptly distribute to each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

          (v) In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower or a Qualified Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower or such Qualified Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower or such Qualified Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (A) the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

          (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower (or such Qualified Borrower, as applicable), whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (C) amounts advanced to the Borrower (or such Qualified Borrower, as applicable) to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

          (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower (or such Qualified Borrower, as applicable) as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

          (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower (or a Qualified Borrower, as applicable) hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iii), the next preceding Business Day).

          4.3. Promise to Repay; Evidence of Indebtedness.
               ------------------------------------------

          (a) Promise to Repay. The Borrower and each Qualified Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued there on, in accordance with the terms of this Agreement and the Notes. The Borrower and each Qualified Borrower shall execute and deliver to each Lender, on the Closing Date, a Note and thereafter shall execute and deliver such other Notes as are necessary to evidence the Loans owing to the Lenders by the Borrower or such Qualified Borrower.

          (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower (and each Qualified Borrower) to such Lender resulting from each Loan owing to such Lender by the Borrower or such Qualified Borrower from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

          (c) Control Account. The Register maintained by the Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower (or Qualified Borrower, as applicable) to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Agent from the Borrower (or Qualified Borrower, as applicable) hereunder and each Lender's share thereof.

          (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.


                                 ARTICLE V
                             INTEREST AND FEES

          5.1. Interest on the Loans and other Obligations.
               -------------------------------------------

          (a) Rate of Interest. All Loans and the out standing principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as other wise provided in Section 5.1(d), as follows:

          (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the Base Rate as in effect from time to time as interest accrues; and

          (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the Eurodollar Rate deter mined for the applicable Eurodollar Interest Period.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower (or relevant Qualified Borrower, as applicable) at the time a Notice of Borrowing or a Notice of Conversion/ Continuation is delivered by the Borrower (or such Qualified Borrower, as applicable) to the Agent; provided, however, the Borrower (or such Qualified Borrower, as applicable) may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Eurodollar Rate Loan then outstanding may, at the Agent's option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

          (b) Interest Payments. (i) Interest accrued on each Loan, whether a Base Rate Loan or a Eurodollar Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

          (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Conversion or Continuation. (i) The Borrower (or the relevant Qualified Borrower, as applicable) shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this
Section 5.1(c) shall be in a minimum amount of $5,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

          (ii) To convert or continue a Loan under Section 5.1(c)(i), the Borrower (or the relevant Qualified Borrower, as applicable) shall deliver a notice (a "Notice of Conversion/Continuation") to the Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. Promptly after receipt of a Notice of Conversion/ Continuation under this Section 5.1(c)(ii), the Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section
5.1(c)(ii) shall be irrevocable, and the Borrower (or such Qualified Borrower, as applicable) shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be converted to a Base Rate Loan.

          (d) Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or else where in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long there after as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the greater of (i) twenty percent (20%) and (ii) the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) five percent (5.0%) per annum.

          (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

          (f) Eurodollar Rate Information. Upon the reasonable request of the Borrower (or the relevant Qualified Borrower, as applicable) from time to time, the Agent shall promptly provide to the Borrower or such Qualified Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

          (g) [Reserved].

          (h) Amount of Base Rate Loans. Each Base Rate Loan shall be in a minimum principal amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount.

          5.2. Special Provisions Governing Eurodollar Rate Loans.
               --------------------------------------------------

          (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $5,000,000 and in integral multiples of $100,000 in excess of that amount.

          (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans) or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower (or the relevant Qualified Borrower, as applicable) shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

          (i) The Borrower (or such Qualified Borrower, as applicable) may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of either one, two, three, six, or twelve months (if avail able from all the Lenders) in duration, provided, however, that such Eurodollar Interest Periods of two, three, and six months duration shall only be available after the earlier to occur of
     (x) 120 days from the Closing Date, or (y) full syndication of this facility;

          (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (iv) The Borrower (or such Qualified Borrower, as applicable) may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than one
     (1) month prior to the Termination Date;

          (v) The Borrower (or such Qualified Borrower, as applicable) may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower (or such Qualified Borrower, as applicable) is required to make a scheduled payment of such portion of principal; and

          (vi) There shall be no more than six (6) Eurodollar Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.

          (c) Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone or by facsimile confirmed in writing) to the Borrower (or the relevant Qualified Borrower, as applicable) and to each Lender. The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower (or such Qualified Borrower, as applicable).

          (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

          (i) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered by it in the London interbank market for such Eurodollar Interest Period; or

          (ii) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being deter mined is to be fixed; or

          (iii) the Requisite Lenders advise the Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Agent shall forthwith give notice thereof to the Borrower (or the relevant Qualified Borrower, as applicable), whereupon (until the Agent notifies the Borrower (or such Qualified Borrower, as applicable) that the circumstances giving rise to such suspension no longer exist) the right of the Borrower (or such Qualified Borrower, as applicable) to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower (or such Qualified Borrower, as applicable) to the contrary.

          (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, govern mental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower (or the relevant Qualified Borrower, as applicable) and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

          (ii) When notice is given by a Lender under Section 5.2(e)(i),
(A) the Borrower's (or such Qualified Borrower's) right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and
(B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower (or such Qualified Borrower, as applicable) shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

          (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower (or such Qualified Borrower, as applicable) and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's (or such Qualified Borrower's) right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (iv) Notwithstanding the foregoing, at any time after any Lender delivers a notice under Section 5.2(e)(i), Borrower (or such Qualified Borrower, as applicable) shall be entitled to replace such Lender in accordance with Section 13.4 hereof.

          (f) Compensation. In addition to all amounts required to be paid by the Borrower (or the relevant Qualified Borrower, as applicable) pursuant to Section 5.1 and Article XIII, the Borrower (or such Qualified Borrower, as applicable) shall compensate each Lender, within 15 days after demand by any such Lender, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower (or such Qualified Borrower, as applicable)) which that Lender may sustain (i) if for any reason attributable to the Borrower (or such Qualified Borrower, as applicable) a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified there for in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower (or such Qualified Borrower, as applicable) or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), including, without limitation, pursuant to Section 5.2(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 4.1(c)) on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.2(d), or (iv) as a consequence of any failure by the Borrower (or such Qualified Borrower, as applicable) to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower (or such Qualified Borrower, as applicable) concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

          (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

          (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

          5.3. Fees.
               ----

          (a) Unused Commitment Fee. The Borrower shall pay to the Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), equal to the product of (i) the average daily difference during the immediately preceding calendar quarter between
(A) the Commitments and (B) the Outstanding Balance (as such may be reduced in accordance with Section 4.1(d) hereof), and (ii) 0.20% on a 360-day year basis, and (iii) the actual number of days in such calendar quarter, such fee being payable quarterly, in arrears, commencing on the first day of the calendar quarter next succeeding the Closing Date, and on the first day of each calendar quarter thereafter. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the Unused Commitment Fee with respect to its Commitment until such failure has been cured and (B) until such time, the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan and shall be allocated among such performing Lenders ratably based upon their relative Commitments.

          (b) Letter of Credit Fee. During the Term, the Borrower shall pay to the Agent, for the account of the Lenders in proportion to their interests in respective undrawn issued Letters of Credit (whether issued for the account of the Borrower or a Qualified Borrower), a fee (a "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, at a rate equal to 0.55% per annum on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

          (c) Fronting Bank Fee. The Borrower shall pay the Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") at a rate per annum equal to 0.075% of the issued and undrawn amount of the Letters of Credit (whether issued for the account of the Borrower or a Qualified Borrower), which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

          (d) Calculation and Payment of Fees. Any fees due under or in connection with this Agreement shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees shall be pay able in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Agent at its office in New York, New York in immediately available funds unless otherwise set forth herein. All fees shall be fully earned and nonrefundable when paid. All fees due to the Agent or any other Lender, including, without limitation, those referred to in any fee letter executed in connection with this Agreement, shall bear interest, if not paid when due, at the interest rate specified in Section 5.1(d) and shall constitute Obligations.


                                 ARTICLE VI
                            CONDITIONS TO LOANS

          6.1. Conditions Precedent to the Loans. The obligation of each Lender on the Closing Date to make any Loan requested to be made by it or to make or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the Closing Date shall be subject to the satisfaction of all of the following conditions precedent:

          (a) Documents. The Agent shall have received on or before the Closing Date all of the following:

          (i) this Agreement, the Notes, the Pledge, the Cash Collateral Agreement and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT C and made a part hereof, each duly executed and in form and substance satisfactory to the Agent; without limiting the foregoing, the Borrower hereby directs its counsel to prepare and de liver to the Agent, the Lenders, and Skadden, Arps, Slate, Meagher & Flom LLP the legal opinions referred to in such List of Closing Documents;

          (ii) an Officer's Certificate (a "Borrowing Certificate") in the form attached hereto as EXHIBIT E setting forth, among other things, (A) the Capital Commitments and Unpaid Capital Obligation of all of the Investors and a calculation of the Available Commitment (all as of the end of the relevant quarter), (B) the names of the Investors, their status as Included Investors or Non-Included Investors and (C) the names of Investors who have not delivered Investor Consents or, with respect to Subsequent Investors, the names of Subsequent Investors who have not satisfied the conditions of Section 6.4(c)(ii) hereof;

          (iii) a duly executed original Investor Consent from each Investor;

          (iv) a duly executed original Partnership Pledge from each Investor, except for the Investors noted on SCHEDULE 6.1(A);

          (v) duly executed originals of the UCC-1 financing statements with respect to the Partner ship Pledge, the Pledge and the Cash Collateral Agreement;

          (vi) copies of each duly executed Subscription Agreement;

          (vii) all documents reasonably requested by Agent relating to the existence of the Borrower and General Partner, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent. Such documentation shall include, without limitation, the Partnership Agreement and limited partnership certificate of the Borrower, as amended, modified or supplemented to the Closing Date, each certified to be true, correct and complete by a senior officer of the General Partner as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of the State of Delaware with respect to the Borrower and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which the Borrower is required to be qualified to transact business, each to be dated not more than thirty (30) days prior to the Closing Date, and the articles of organization of the General Partner, and all amendments thereto, certified by the Secretary of State of the State of New York, and the operating agreement of the General Partner certified by the managing member thereof to be true and complete, together with a certificate of the Secretary of State (or the equivalent thereof) of the State of New York to the effect that such limited liability company is in good standing therein;

          (viii) true and complete copies of purchase contracts together with an Acquisition Certificate with respect to each of the Real Property Assets to the extent the same exist as of the Closing Date;

          (ix) to the extent in Borrower's possession, true and complete copies of the Organizational Documents of each Included Investor, or other documentation in lieu thereof that is reasonably acceptable to the Agent, and, to the extent in Borrower's possession, true and complete copies of the Organizational Documents of each Non-Included Investor, or other documentation in lieu thereof that is reasonably acceptable to the Agent;

          (x) satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to the Agent with respect to the Collateral (including the partner ship interests held by the Investors) and Borrower, such searches to be conducted by Borrower's counsel in each of the locations specified by the Agent;

          (xi) an opinion of Morrison & Foerster LLP, counsel for the Borrower, with respect to, among other things, the enforceability of the Loan Documents and the perfection of the Agent's security interests, on behalf of the Lenders, created by the Pledge and the Cash Collateral Agreement;

          (xii) an opinion of Morrison & Foerster LLP or Latham & Watkins (i) that the Borrower is either a VCOC or a REOC and (ii) that neither the Investor Consents nor this transaction will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Agent and/or the Lenders to any tax or penalty on prohibited trans actions imposed under Section 4975 of the Code or Section 502(i) of ERISA, reasonably acceptable to the Agent and its counsel; and

          (xiii) such additional documentation as the Agent may reasonably request.

          (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans on the Closing Date or (ii) impose or result in the imposition of a Material Adverse Effect.

          (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since December 31, 1997, which change, in the judgment of the Agent, will have or is reasonably likely to have a Material Adverse Effect.

          (d) Interim Liabilities and Equity. Except as disclosed to the Agent and the Lenders, since December 31, 1997, the Borrower shall not have (i) entered into any (as determined in good faith by the Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

          (e) No Loss of Material Agreements and Licenses. Since December 31, 1997, no agreement or license relating to the business, operations or employee relations of the Borrower shall have been terminated, modified, revoked, breached or declared to be in de fault, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Agent, would result in a Material Adverse Effect.

          (f) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans on such date.

          (g) Representations and Warranties. All of the representations and warranties contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date.

          (h) Fees and Expenses Paid. There shall have been paid to the Agent, for the accounts of the Agent and the other Lenders, as applicable, all fees due and payable on or before the Closing Date and all expenses due and payable on or before the Closing Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

          (i) Cancellation of Bridge Financings. The Agent shall have received payment in full of all amounts due and owing by the Borrower under that certain Credit Agreement, dated as of December 22, 1997, among the Borrower, Chase, as agent, and certain lenders party thereto, as amended by amendments dated as of January, 1998 and March 17, 1998, and the same shall be cancel led, satisfied and discharged.

          6.2. Conditions Precedent to All Subsequent Loans. The obligation of each Lender to make any Loan requested to be made by it or to make or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the occasion of any Borrowing on any date after the Closing Date is subject to the following conditions precedent as of each such date:

          (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made on such date, all of the representations and warranties of the Borrower contained in Section
7.1 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

          (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan.

          (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to, (i) enjoin, prohibit or restrain the issuance of a Letter of Credit on such date, or (ii) impose or result in any Material Adverse Effect.

          (d) No Material Adverse Effect. The Borrower has not received written notice from the Requisite Lenders that an event has occurred since the date of this Agreement which has had and continues to have, or is reasonably likely to have, a Material Adverse Effect.

          (e) Borrowing Certificate. The Agent shall have received a Borrowing Certificate.

Each submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan and each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan and the date of conversion or continuation, that all the conditions contained in this Section 6.2 have been satisfied or waived (other than the Agent's receipt of a notice referred to in Section 6.2(c)) in accordance with Section 14.7.

          6.3. Loans to Qualified Borrowers. (a) In the event that the Borrowing (or any portion thereof) shall be made directly to, or a Letter of Credit shall be issued at the request of, a Qualified Borrower, then:

          (i) Note and Acceptance of Agreement. The Agent shall have received a duly executed Note by such Qualified Borrower to the order of the Agent and a counterpart of this Agreement duly executed by the Qualified Borrower;

          (ii) Authorization of Qualified Borrower. The Agent shall have received from such Qualified Borrower, to the extent not previously delivered to the Agent with respect to such Qualified Borrower, (1) the Organizational Documents of such Qualified Borrower, (2) certificates of good standing, dated not more than thirty (30) days prior to the date of such Borrowing, evidencing such Qualified Borrower's good standing in the state of its incorporation or establishment and each other jurisdiction reasonably requested by the Agent, (3) appropriate evidence of such Qualified Borrower's qualification to do business in all States in which such Qualified Borrower is required to be so qualified in connection with its existence and conduct of business, and (4) appropriate evidence of the authorization of such Qualified Borrower approving the execution, delivery and performance of the Note of such Qualified Borrower, duly adopted by such Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations have not been altered or repealed and are in full force and effect;

          (iii) Incumbency Certificate. The Agent shall have received from such Qualified Borrower a signed certificate of the appropriate Person of such Qualified Borrower which shall certify the names of the Persons authorized to sign the Note of such Qualified Borrower and the other documents or certificates to be delivered by such Qualified Borrower, together with the true signatures of each such Person;

          (iv) [Reserved];

          (v) Opinion of Counsel to Qualified Borrower. The Agent shall have received a favorable opinion of counsel for such Qualified Borrower, in form and substance satisfactory to Agent and addressed to the Agent, to the effect that (1) such Qualified Borrower is duly organized and validly existing under the laws of the state of its formation and is qualified or licensed to do business in each jurisdiction where the nature of its business in which it is engaged makes such qualification or licensing necessary, (2) the Note of such Qualified Borrower has been duly authorized, executed and delivered by such Qualified Borrower, (3) the Note of such Qualified Borrower is a valid and binding obligation and agreement of such Qualified Borrower, enforce able in accordance with its terms, except to the extent that the same may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally, by general equitable principles, or by applicable laws or judicial decisions which may qualify or limit certain rights, remedies or provisions contained therein but which, in the opinion of such counsel, will not materially interfere with the practical realization of the benefits intended to be provided thereby except for the economic consequences of any procedural delay which may result therefrom, (4) neither the execution or delivery by such Qualified Borrower of the Note of such Qualified Borrower, the performance by such Qualified Borrower of its obligations thereunder, nor the compliance by such Qualified Borrower with the terms and provisions thereof, will (A) contravene any provision of the general corporate law, or, if such Qualified Borrower is a partner ship or another type of entity, the partnership law or applicable law governing such entity, of the State of formation of such Qualified Borrower, or the laws, statutes, rules or regulations of the State of New York or the United States of America to which such Qualified Borrower is subject, or conflict with, or result in any breach of, any material agreement, mortgage, indenture, deed of trust or other instrument to which such Qualified Borrower or its properties may be subject, or result in the creation of any mortgage, lien, pledge or encumbrance in respect of any properties of such Qualified Borrower, (B) contravene any judgment, decree, license, order or permit applicable to such Qualified Borrower, or (C) violate any provision of the Organizational Documents of such Qualified Borrower;
     (5) there are no legal or governmental actions, suits, proceedings or investigations, pending or threatened, to which such Qualified Borrower is, or is threatened to be made, a party and wherein an unfavorable decision, ruling or finding would materially adversely affect the financial condition of such Qualified Borrower or adversely affect the validity or enforceability of any of the Loan Documents or the transactions contemplated therein, (6) no consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required for such Qualified Borrower to consummate the Borrowing and the transactions provided for in the Loan Documents;
     and (7) (i) the assets of such Qualified Borrower do not constitute assets of any employee benefit plan for purposes of ERISA or the Internal Revenue Code (by reason of the Qualified Borrowers status as either a VCOC or a REOC or otherwise) and (ii) the contemplated transactions will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Agent or the Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA). Each Qualified Borrower hereby directs its counsel to prepare and deliver such legal opinion to Agent for the benefit of the Lenders.

          (b) In the event that the Borrowing shall be used by the Borrower to fund a Qualified Borrower, either through a capital contribution or the making of a loan, then:

          (i) Authorizations of Qualified Borrower. The Agent shall have received from such Qualified Borrower, to the extent not previously delivered to the Agent with respect to such Qualified Borrower, (1) the Organizational Documents of such Qualified Borrower, (2) certificates of good standing, dated not more than thirty (30) days prior to the date of such Borrowing, evidencing such Qualified Borrower's good standing in the state of its incorporation or establishment and each other jurisdiction reasonably requested by the Agent, and (3) appropriate evidence of such Qualified Borrower's qualification to do business in all States in which such Qualified Borrower is required to be so qualified in connection with its existence and conduct of business; and

          (ii) Opinion of Counsel to Qualified Borrower. The Agent shall have received a favorable opinion of counsel (such counsel to be reasonably satisfactory to the Agent) for such Qualified Borrower, in form and substance satisfactory to Agent and ad dressed to the Agent, to the same effect as the opinions required by Sections 6.3(a)(v)(1),
     (5) and (7).

          (c) The covenants and agreements of each Qualified Borrower hereunder shall be binding and effective only upon and after a Borrowing is requested by or on behalf of such Qualified Borrower.

          6.4 Liens and Security Interest.
              ---------------------------

          (a) Capital Commitments, Capital Calls and Other Rights. To secure performance by the Borrower of the payment of the Notes and other Obligations, and in accordance with the Partnership Agreement, the Subscription Agreements and the Investor Consents:

          (i) pursuant to the Pledge, the Borrower shall grant to the Agent, for the benefit of each of the Lenders, a perfected first priority security interest and lien in and to the Capital Commitments now existing or hereafter created;

          (ii) pursuant to the Pledge, the Borrower and the General Partner shall grant to the Agent, for the benefit of each of the Lenders, (a) a perfected first priority security interest and lien in and to the Capital Calls and any other rights to call for and receive payment of Capital Commitments as contemplated by the Subscription Agreements now existing or hereafter created and to enforce the payment of such Capital Calls and (b) Borrower's rights in and to the interests of each Investor in the Partnership Agreement;

          (iii) pursuant to the Pledge, the Borrower and the General Partner shall grant to the Agent, for the benefit of each of the Lenders, a perfected first priority security interest and lien in the rights of the General Partner in, to and under each of the Partnership Pledges;

          (iv) pursuant to the Pledge, the Borrower shall grant to the Agent, for the benefit of each of the Lenders, a perfected first priority security interest and lien in and to and assignment of all its rights under the Subscription Agreements (now existing or hereafter created), including the right to require an Investor to fund its Capital Commitment thereunder;

          (v) pursuant to the General Partner's Partner ship Pledge and its Investor Consent, the General Partner shall pledge and grant a perfected first priority security interest in its interest in the Borrower to secure the Borrower's obligation to repay the Obligations, as more fully described in the Pledge and the General Partner's Investor Consent, including, without limitation, any rights the General Partner has to make Capital Calls and require an Investor to fund its Capital Commitment under its Subscription Agreement; and

          (vi) pursuant to the Cash Collateral Agreement, the Borrower shall grant to the Agent for the benefit of each of the Lenders, a perfected first priority security interest in the Subscription Accounts (as defined in the Cash Collateral Agreement) and all the proceeds thereof as more fully described in the Cash Collateral Agreement.

          (b) Collateral Account. (i) In order to secure further the payment of the Notes and the performance by the Borrower of the Obligations and to effect and facilitate the right of the Lenders to offset, while any Obligations are outstanding (A) the Borrower hereby irrevocably appoints the Agent as subscription agent and the sole party entitled in the name of the Borrower, to make any Capital Calls upon the Investors upon the occurrence and during the continuance of an Event of Default pursuant to the terms of the Subscription Agreement, and (B) the Borrower shall direct all Investors to wire transfer to one of the Subscription Accounts all monies or sums paid or to be paid by any Investor to the Borrower to fund its Capital Commitment as and when such Investor is required pursuant to the Subscription Agreement to which it is a party to fund such Capital Commitment. In addition, to the extent that the Borrower receives any payments and monies from the Investors during the term of this Agreement, it shall immediately deposit such payments and monies upon receipt into the Subscription Accounts.

          (ii) Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that the Agent and the Lenders do not under take any duties, responsibilities, or liabilities with respect to the Capital Calls. Neither the Agent nor the Lenders shall be required to refer to the Borrower's Organizational Documents or the Subscription Agreements or take any other action with respect to any other matter which might arise in connection with the Borrower's Organizational Documents or the Subscription Agreements or any Capital Call. Neither the Agent nor the Lenders has any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of the Borrower. Neither the Agent nor the Lenders has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or use of the proceeds thereof.

          (iii) Provided no Default or Event of Default has occurred and is then continuing, the Borrower may withdraw funds from the Subscription Accounts for Approved Uses, subject to the terms hereof and the Cash Collateral Agreement. Except as provided in Section 6.4(b)(vi) hereof, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to withdraw any funds from the Subscription Accounts.

          (iv) The Borrower hereby irrevocably authorizes and directs the Lenders, acting through Agent, at any time following the occurrence and during the continuance of an Event of Default while any Obligations are outstanding, to charge from time to time the Subscription Accounts and any other accounts of the Borrower at the Lenders for amounts due to the Lenders or any of them hereunder and under the Notes. The Agent, on behalf of and in the name of the Lenders, is hereby authorized, in the name of the Borrower, at any time or from time to time following the occurrence and during the continuance of an Event of Default while any Obligations are outstanding, to notify any or all parties obligated to the Borrower with respect to the Capital Commitments to make all payments due or to become due thereon directly to the Agent on behalf of the Lenders, at a different account number, or to initiate one or more Capital Calls of the Capital Commitments in order to pay the Loans. With or without such general notification, following the occurrence and during the continuance of an Event of Default while any Obligations are out standing, the Agent, on behalf of the Lenders, (i) may make Capital Calls in the Borrower's name (to the extent such Capital Call is permitted under the Subscription Agreements and the Partnership Agreement), (ii) may take or bring in the Borrower's name (to the extent permitted under the Subscription Agreements and the Partnership Agreement) all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to effect possession or collection of payments, (iii) may complete in the Borrower's name any contract or agreement of the Borrower (to the extent permitted under the Subscription Agreements and the Partnership Agreement) required to realize upon the Capital Commitments, (iv) may compromise in the Borrower's name any claims related to the Capital Commitments, (v) may extend credit in its own name or the name of the Borrower (to the extent permitted under the Subscription Agreements and the Partnership Agreement), or (vi) may exercise in the Borrower's name any right, privilege, power or remedy provided to the Borrower, or under the Borrower's Organizational Documents or under any Subscription
     Agreement and the Partnership Agreement required to realize upon the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence, fraud or willful misconduct by the Agent or the Lenders, neither the Agent nor the Lenders shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning all or part of the Capital Calls or Capital Commitments or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of the security interest and liens relating to the Capital Calls or Capital Commitments.

          (v) The Agent, on behalf of the Lenders, is hereby authorized and empowered, following the occurrence and during the continuance of an Event of Default on behalf of the Borrower, to endorse the name of the Borrower, upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon a Capital Call of any Per son to the Borrower coming into the Agent's possession, and to receive and apply the proceeds there from in accordance with the terms hereof. The Agent on behalf of the Lenders is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements, or items on behalf of the Borrower, either before or after demand of payment on the Notes or any other Obligation but only following the occurrence and during the continuance of an Event of Default as shall reasonably be deemed by the Agent to be necessary or advisable to protect the security interests and liens in the Capital Commitments, the partnership interests in the Borrower or the repayment of the Obligations, and neither the Agent, nor any Lenders shall incur any liability in connection with or arising from its exercise of such power of attorney in the absence of gross negligence, fraud or wilful misconduct.

          (vi) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuation of an Event of Default, the Borrower shall be permitted to make a single Capital Call provided (i) the proceeds of such Capital Call are deposited into the Subscription Accounts, (ii) the Borrower directs that such proceeds together with any other funds held in the Subscription Accounts shall be withdrawn by the Agent to prepay the Notes in their entirety, together with costs, expenses, funding losses, interest and penalties incurred therein as expressly contemplated in this Agreement and (iii) the Borrower terminates the Commitments.

          (vii) The application by the Lenders of such funds hereunder shall, unless the Agent shall agree otherwise in writing, be first to the payment of reasonable costs and expenses due the Lenders under this Agreement, second to the payment of accrued interest due on the Notes and last to the payment of the principal of the Notes. The Borrower acknowledges that all funds so transferred into the Subscription Accounts shall be the property of the Borrower only and not subject to any Lien of any party, other than the Agent and the Lenders.

          (c) Agreement to Deliver Additional Collateral Documents. (i) The Borrower shall deliver such security agreements, financing statements, assignments and other collateral documents (all of which shall be deemed part of the "Collateral Documents"), in form and substance reasonably satisfactory to the Agent, as the Agent acting on behalf of the Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of, the Lenders, first and exclusive security interests in any of the Capital Calls and Capital Commitments, together with other reasonable assurances as to the enforceability and priority of the Lenders' liens and assurances of due recording and documentation of copies of the Collateral Documents, as the Agent may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to this Section 6.4.

          (ii) Upon admission of Subsequent Investors into the Borrower, the Borrower shall use its best efforts to promptly deliver the following to the Agent: (a) duly executed original Investor Consents with respect to such Subsequent Investors, (b) duly executed copies of Subscription Agreements with respect to such Subsequent Investors, (c) copies of such Subsequent Investors' trust agreements, organizational documentation or enabling legislation, as applicable, and (d) evidence indicating the authority of such Subsequent Investors to execute and deliver such Investor Consents and Subscription Agreements. The Borrower acknowledges that in the event it fails to deliver any of the items listed in (a) or (b) above with respect to any Subsequent Investor, such Subsequent Investor will not be an Included Investor unless the Agent or, if applicable, the Agent and 100% of the Lenders approves in writing the inclusion of such Subsequent Investor as an Included Investor, which approval may be withheld by the Agent and each such Lender in its sole and absolute discretion; provided, however, that such failure shall not constitute a Default or Event of Default hereunder. Notwithstanding the failure of the Borrower to deliver each of the foregoing with respect to any Subsequent Investor, the Borrower must require all Subsequent Investors to fund their Capital Calls into the Subscription Accounts.

          (d) Subordination of Claims. (i) Until the Obligations shall be paid and satisfied in full, the Borrower shall not receive or collect, directly or indirectly, from any Investor any amount upon the Investor Claims other than pursuant to this Section 6.4.

          (ii) Without the prior written consent of the Agent, after the occurrence and during the continuation of an Event of Default, the Borrower shall not (i) exercise or enforce any creditor or other right it may have against an Investor on account of any Investor Claims,
     (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by it as security for any Investor Claims, or (iii) exercise any rights or remedies against an Investor under a Subscription Agreement.

          (iii) The Borrower shall cause the Management Company to subordinate its right to the Management Fee to the Obligations hereunder; provided, how ever, that so long as no Event of Default has occurred which is continuing, the Management Company shall be entitled to receive the Management Fee pursuant to the terms of the Partnership Agreement.

          (iv) The Borrower shall cause the General Partner to subordinate its right to the Investment Management Fee to the Obligations hereunder; provided, however, that so long as no Event of Default has occurred which is continuing, the General Partner shall be entitled to receive the Investment Management Fee pursuant to the terms of the Partnership Agreement.



                                ARTICLE VII
                       REPRESENTATIONS AND WARRANTIES

          7.1. Representations and Warranties of the Borrower. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

          (a) Organization; Powers. (i) The Borrower (A) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite power and authority to own, operate and encumber its assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partnership for federal income tax purposes.

          (ii) True, correct and complete copies of the Organizational Documents identified on SCHEDULE 7.1(A) have been delivered to the Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth therein and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

          (iii) The Borrower is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

          (b) Authority. (i) The Borrower has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed by the Borrower as required by this Agreement.

          (ii) The execution, delivery and performance of each of the Loan Documents and each of the Subscription Agreements which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the trans actions contemplated thereby are within the Borrower's limited partnership powers, have been duly authorized by all necessary action and such authorization has not been rescinded. No other action or proceedings on the part of the Borrower is necessary to consummate such transactions.

          (iii) Each of the Loan Documents and each of the Subscription Agreements to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be per formed or complied with by the Borrower and the Borrower's Subsidiaries on or before the Closing Date have been performed or complied with, and no Potential Event of Default or Event of Default exists thereunder.

          (c) No Conflict. The execution, delivery and performance of each of the Loan Documents and each of the Subscription Agreements to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower, (ii) to the Bor rower's knowledge, constitue a tortious interference with any Contractual Obligation of the Borrower or con flict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation applicable to the Borrower, or require termination of any such Contractual Obligation which may subject the Agent or any of the other Lenders to any liability, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any assets of the Borrower or any Subsidiary of the Borrower, except those created thereby in favor of the Agent.

          (d) Governmental Consents. The execution, delivery and performance of each of the Loan Documents and each of the Subscription Agreements to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

          (e) Governmental Regulation. Neither the Borrower nor any Qualified Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

          (f) Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the
Agent: (i) management financial statements of the Borrower for the fiscal year ended December 31, 1997, and (ii) an estimated balance sheet for the Borrower dated as of December 31, 1997. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and its Subsidiaries as at the respective dates thereof. Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

          (g) Indebtedness. The Borrower has previously disclosed to the Agent all Indebtedness for borrowed money, as of December 31, 1997, of the Borrower and its Subsidiaries and, except as previously disclosed, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since December 31, 1997.

          (h) Litigation; Adverse Effects. Except as previously disclosed to the Agent, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental
Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, or any assets of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Borrower. Neither the Borrower nor any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reason ably likely to have a Material Adverse Effect.

          (i) No Material Adverse Effect. Since December 31, 1997, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

          (j) Payment of Taxes. All tax returns, re ports and similar statements or filings of each of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Govern mental Authorities pertain to assets of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes, if any), assessments, fees and other governmental charges upon or relating to the respective assets of the Borrower and its Subsidiaries which are due and payable have been paid, except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of their respective assets that will have or is reasonably likely to have a Material Adverse Effect.

          (k) Performance. Neither the Borrower nor any of its Subsidiaries has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its assets is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

          (l) Disclosure. The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (l) with respect to its projections of future events.

          (m) Requirements of Law. The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and assets, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

          (n) ERISA. The Borrower qualifies as a VCOC or a REOC or otherwise complies with an exception set forth in the Plan Asset Regulation such that the assets of the Borrower would not be subject to Title I of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans.

          (o) Securities Activities. Neither the Borrower nor any
Qualified Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (p) Solvency. After giving effect to the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Borrower and each Qualified Borrower is and will be Solvent.

          (q) Ownership of Other Assets. Ownership of all wholly owned Subsidiaries, and other assets of the Consolidated Businesses is held by the Borrower and its Subsidiaries. SCHEDULE 7.1(Q) sets forth all the Subsidiaries of the Borrower as of the date hereof.

          (r) Security Interests and Liens. The Pledge and the Cash Collateral Agreement create, as security for the Obligations, valid, enforceable and perfected first priority security interests in and Liens on all of the Collateral, in favor of the Agent as agent for the ratable benefit of the Lenders, and subject to no other Liens, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral, and, other than in connection with any future change in the Borrower's name or the location of the Borrower's chief executive office, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

          (s) Capital Commitments. Capital Commitments as of the date hereof aggregate $1,520,000,000. As of the date hereof, there are no Pending Capital Calls.


                                ARTICLE VIII
                            REPORTING COVENANTS

          The Borrower and each Qualified Borrower covenants and agrees that so long as any Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section
14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

          8.1. Borrower Accounting Practices. The Borrower shall maintain, and cause each of its Subsidiaries (including all Qualified Borrowers) to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Agent.

          8.2. Financial Reports. The Borrower shall deliver or cause to be delivered to the Agent and the Lenders:

          (a) Quarterly Reports.

          (i) Borrower and Subsidiaries Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a balance sheet of the Borrower and separately, each of its Subsidiaries and all Qualified Borrowers and the related statements of income and cash flow of the Borrower and separately, each of its Subsidiaries and all Qualified Borrowers (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower or the Subsidiary, as applicable, as fairly presenting the consolidated financial position of the Borrower and separately each of its Subsidiaries and all Qualified Borrowers of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

          (ii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this
Section 8.2, the Borrower shall deliver Officer's Certificates of the Borrower (the "Quarterly Compliance Certificates"), signed by the Borrower's Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Borrower and separately of each of its Subsidiaries (including all Qualified Borrowers), during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries (including all Qualified Borrowers) has taken, is taking and proposes to take with respect thereto; (2) the calculations
(with such specificity as the Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Agent and (4) a schedule of the estimated taxable income of the Borrower for such fiscal quarter.

          (b) Annual Reports.

          (i) Borrower and Subsidiary Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the Financial Statements of the Borrower and separately each of its Subsidiaries, and all Qualified Borrowers as at the end of such Fiscal Year, (ii) a report with respect thereto of Arthur Andersen LLP or other independent certified public accountants acceptable to the Agent, which report shall state that such financial statements fairly present the consolidated financial position of each of the Borrower and separately each of its Subsidiaries and all Qualified Borrowers as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein). The Agent and each Lender (through the Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Borrower, at the expense of the Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

          (ii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clause (i) of this Section 8.2(b), the Borrower shall deliver Officer's Certificates of the Borrower (the "Annual Compliance Certificates" and, collectively with the Quarterly Compliance Certificates, the "Compliance Certificates"), signed by the Borrower's Authorized Financial Officer, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Borrower and its Subsidiaries (including all Qualified Borrowers) during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries (including all Qualified Borrowers) has taken, is taking and proposes to take with respect thereto; (2) the calculations (with such specificity as the Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Agent and (4) a schedule of the estimated taxable income of the Borrower for such fiscal year.

          8.3. Events of Default. Promptly upon the Borrower or any Qualified Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower (including Qualified Borrowers) or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower (or Qualified Borrower, as applicable) shall deliver to the Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower (or Qualified Borrower, as applicable) has taken, is taking and proposes to take with respect thereto.

          8.4. Lawsuits. (i) Promptly upon, and in any event within ten
(10) Business Days of, the Borrower's (or any Qualified Borrower's) obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries, not previously disclosed pursuant to Section 7.1(h), which action, suit, proceeding, govern mental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's (or such Qualified Borrower's) reason able judgment, the Borrower or any of its other Subsidiaries (including Qualified Borrowers) to liability in an amount aggregating $1,000,000 or more and is not covered by Borrower's (or any Qualified Borrower's) insurance, the Borrower (or such Qualified Borrower, as applicable) shall give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower (or such Qualified Borrower, as applicable) shall provide a written quarterly report to the Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) of the nature described in the preceding clause
(i) against or affecting the Borrower or any of its Subsidiaries (including Qualified Borrowers) or any material assets of the Borrower or any of its Subsidiaries (including Qualified Borrowers) not previously disclosed by the Borrower (or such Qualified Borrower, as applicable) to the Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower (or such Qualified Borrower, as applicable) upon request of the Agent or the Requisite Lenders shall promptly give writ ten notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably available to it to enable each Lender and the Agent and its counsel to evaluate such matters.

          8.5. ERISA Notices. The Borrower (or any affected Qualified Borrower, as applicable) shall deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's (or such Qualified Borrower's) expense, notice of any event or circumstances which under or as a result of the applicability of the provisions of ERISA, could reasonably be likely to result in a Material Adverse Effect.

          8.6. Labor Matters. The Borrower (or any affected Qualified Borrower, as applicable) shall notify the Agent and the Lenders in writing, promptly upon the Borrower's (or such Qualified Borrower's) learning thereof, of any labor dispute to which the Borrower or any of the Borrower's Subsidiaries (including Qualified Borrowers) may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any assets of such Persons and other facilities) which could result in a Material Adverse Effect.

          8.7. Other Reports. The Borrower (or any affected Qualified Borrower, as applicable) shall deliver or cause to be delivered to the Agent and the other Lenders copies of all financial statements, reports, notices and other materials, if any, filed by the Borrower (or such Qualified Borrower, as applicable) with the Commission, all press releases made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary (including any such Qualified Borrower) and all notifications received by the Borrower or its Subsidiaries (including any such Qualified Borrower) pursuant to the Securities Exchange Act and the rules promulgated thereunder.

          8.8. Other Information. Promptly upon receiving a request therefor from the Agent or any Lender, the Borrower (or any Qualified Borrower, as applicable) shall prepare and deliver to the Agent and the other Lenders such other information with respect to the Borrower (or such Qualified Borrower, as applicable) or any of its Subsidiaries as from time to time may be reason ably requested by the Agent, including, without limitation, the then most current Borrowing Certificate.

          8.9. Investor Information. The Borrower shall promptly provide to Agent (i) to the extent not otherwise provided hereunder, copies of all reports, opinions, financial statements and information mailed by it or its Affiliates to the Investors, (ii) copies of all financial statements, reports and other material information and other material correspondence received by the Borrower and the General Partner from the Investors, including, without limitation, notices of default, notices relating in any way to an Investor's funding obligation and any notice containing any reference to misconduct of the General Partner or the Borrower and (iii) a notice setting forth any Exclusion Event, the Borrower's calculation of the Available Commitment after taking into account such Exclusion Event, and the Borrower's calculation of the amount which Borrower is required to repay with respect to such Exclusion Event.

          SECTION 8.10. Annual Valuation Period Opinion. Within thirty
(30) days after the first day of the Borrower's or any Qualified Borrower's "annual valuation period" (the "Annual Valuation Period"), as that term is defined in 29 C.F.R. Section 2510.3-101(d)(5)(ii), the Borrower and each Qualified Borrower shall deliver to the Agent and the Lenders an opinion of counsel that the Borrower and each Qualified Borrower, as applicable, are as of the date of such opinion, and will be until the end of the next Annual Valuation Period, either a VCOC or REOC or is not a VCOC or REOC because it does not hold "plan assets".


                                 ARTICLE IX
                           AFFIRMATIVE COVENANTS

          Borrower (and each Qualified Borrower, if applicable) covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

          9.1. Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries (including each Qualified Borrower) to, at all times maintain its corporate existence or existence as a limited partnership, limited liability company or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

          9.2. Powers; Conduct of Business. Except as would not be reasonably likely to result in a Material Adverse Effect, the Borrower shall remain qualified, and shall cause each of its Subsidiaries (including each Qualified Borrower) to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its assets requires it to be so qualified and in good standing.

          9.3. Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries (including each Qualified Borrower) to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

          9.4. Payment of Taxes and Claims. (a) The Borrower shall pay, and cause each of its Subsidiaries (including each Qualified Borrower) to pay,
(i) all taxes, assessments and other governmental charges imposed upon it or on any of its assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business or income before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have be come due and payable and which by law have or may become a Lien (other than a Lien for property taxes and assessments not yet due upon any of the Borrower's or any of the Borrower's Subsidiaries' (including each Qualified Borrower's) assets), prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          9.5. Inspection of Books and Records; Discussions. The Borrower shall permit, and cause each of its Subsidiaries (including each Qualified Borrower) to permit, any authorized representative(s) designated by the Agent or other Lender to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of the Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries (including each Qualified Borrower) to keep and maintain, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

          9.6. ERISA Compliance. Except as would not be reasonably likely to result in a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries (including each Qualified Borrower) and ERISA Affiliates to, establish, maintain and operate all Plans so as to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

          9.7. Ownership of Other Assets. The ownership of substantially all wholly-owned Subsidiaries (including Qualified Borrowers) and other assets of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries.

          9.8. Management Fee. The Borrower shall cause the General Partner to subordinate its right to receive management fees to the Lenders' right to receive payment hereunder. During the continuance of an Event of Default, the General Partner shall not have any right to receive payment of any fees until the Obligations shall have been repaid in full.

          9.9. Investment Manager. The investment manager of the Borrower (and any Qualified Borrower) shall at all times be Lazard Freres Real Estate Investors L.L.C. or a Subsidiary or Affiliate thereof.


                                 ARTICLE X
                             NEGATIVE COVENANTS

          The Borrower and each Qualified Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall other wise give prior written consent:

          10.1. Transactions with Partners and Affiliates. Neither the Borrower nor any of its Subsidiaries (including any Qualified Borrower) shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower (or such Qualified Borrower), or with any Affiliate of the Borrower which is not its Subsidiary, on terms less favorable to the Borrower or any of its Subsidiaries (including any Qualified Borrower), as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.1 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries (including any Qualified Borrower) which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary (including such Qualified Borrower), provided that no Event of Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

     10.2. Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries (including any Qualified Borrower) shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's (including such Qualified Borrower's) business or assets, whether now or hereafter acquired. Notwithstanding the foregoing, (a) the Borrower (or any Qualified Borrower) shall be permitted to merge with another Person so long as the Borrower (or such Qualified Borrower) is the surviving Person following such merger and (b) Prometheus shall be permitted to merge with and into Kapson Senior Quarters Corp., a Delaware corporation ("Kapson"), with Kapson being the surviving Person, so long as Kapson shall (x) execute and deliver to the Agent an assumption agreement in form and substance reasonably acceptable to Agent, pursuant to which Kapson assumes, on a joint and several basis with the Borrower and each other Qualified Borrower, if any, all of the Obligations, and (y) cause to be prepared for and delivered to the Agent each of the items described in Section 6.3(a) with respect to a Borrowing by a Qualified Borrower and (c) subject to
Section 10.7(a)(ii), the Borrower (or any Qualified Borrower) shall be permitted to sell, transfer or pledge any Capital Stock in any Person at purchase price not less than the fair market value thereof.

          10.3. Restriction on Amendments. The Borrower shall not amend its Partnership Agreement or any Subscription Agreement, and the General Partner shall not amend its articles of organization or operating agreement, in any material respect, in each case without the prior written consent of the Agent and the Requisite Lenders, which shall not be unreasonably withheld or delayed, provided, however, the Agent and the Requisite Lenders may withhold such consent if the proposed modifications may limit or otherwise reduce the obligations of the Investors to make payments of Capital Contributions or would otherwise adversely affect the Collateral for the Loans.

          10.4. Investments and Acquisitions. Neither the Borrower nor any of its Subsidiaries (including Qualified Borrowers) shall use the proceeds of any Loan made hereunder to directly invest in any Real Estate Asset which could reasonably be expected to expose the Borrower to any Claim under any Environmental, Health or Safety Requirements of Law unless the Borrower and its General Partner have provided the Agent on behalf of the Lenders with an environmental indemnification agreement in form and substance reasonably satisfactory to the Agent.

          10.5. Margin Regulations; Securities Laws. Neither the Borrower nor any of its Subsidiaries (including any Qualified Borrower), shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock in such a manner as to cause a violation under Regulations G, T, U or X.

          10.6. Reserved.
                --------

          10.7. Financial Covenants.
                -------------------

          (a) Dividends and Distributions.
              ---------------------------

               (i) The Borrower and the General Partner shall not declare any dividends or distributions except as permitted under the Partnership Agreement and, from and after the giving by the Agent of any notice of a default and during the continued existence thereof or the occurrence and continuance of an Event of Default, no payments of dividends or distributions shall be made to any Investor or the General Partner. No distributions shall be made by the Borrower to any Investor or the General Partner with respect to the liquidation or disposition of a Real Estate Asset, in whole or in part, unless and until the principal amount of the Loans made with respect to such Real Estate Asset has been paid.

               (ii) In the event that the Borrower or any Subsidiary of the Borrower shall sell, transfer or pledge any Capital Stock in any Person, the Borrower will not permit, and it will permit any Subsidiary to make, any distributions of the Cash and Cash Equivalents received in connection therewith, in the form of a payment of dividends or otherwise, to its shareholders, members or partners, as applicable, without first obtaining the prior written consent of the Agent.

          (b) Indebtedness. Neither the Borrower nor any Qualified Borrower shall, at any time, create, in cur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Contingent Obligation other than Indebtedness under this Facility. Notwithstanding the foregoing, the Borrower and any Qualified Borrower may incur (A) Recourse Obligations in an aggregate amount not to exceed $300,000,000 (excluding, for the purpose of such calculation, the Recourse Obligations of any Qualified Borrower which is an operating company), (B) Recourse Obligations of any Qualified Borrower which is an operating company and (C) Contingent Obligations arising as a result of customary carve-outs in non-recourse loan documentation such as for fraud, misappropriation, misapplication and environmental indemnities.

          (c) Leverage Covenant. Total Liabilities of the Borrower shall at no time exceed eighty percent (80%) of the Total Assets of the Borrower.

          10.8. Reserved.
                --------

          10.9. Capital Calls. The Borrower shall not make any Capital Calls in contravention of this Agreement. No Capital Call shall be made unless, simultaneously with the delivery of a notice of such Capital Call to the Investors, (a) the Borrower has provided the Agent with written notice of such Capital Call, (b) Borrower has provided the Agent with a Borrowing Certificate, (c) except in the case of a Capital Call in accordance with Section 6.4(b)(vi), no Event of Default shall have occurred and be continuing and (d) the proceeds of such Capital Call are deposited into the Subscription Accounts pursuant to Section 6.4. Neither the Borrower nor the General Partner shall waive, amend, modify, cancel, terminate or change in any manner the Capital Commitment of any of the Investors or the obligation of any Investor to fund the same pursuant to Capital Calls.

          10.10. No Liens. The Borrower shall not assign or transfer, or create or suffer to exist any mortgage, pledge, security interest or other Lien or encumbrance on (i) the right to make Capital Calls, (ii) the Capital Commitments or (iii) the Collateral for the Loans, except as provided in the Pledge.

          10.11. Prohibited Transfers.

          (a) Transfers of General Partner Interest. The General Partner shall not transfer, voluntarily, in voluntarily, by operation of law or otherwise, all or any part of its interest in the Borrower to a third party pursuant to the terms of the Partnership Agreement or otherwise, except with the prior written consent of the Agent and the Requisite Lenders, in their sole and absolute discretion. The General Partner shall not transfer, voluntarily, involuntarily, by operation of law or otherwise, all or part any part of its interest in the Borrower to an Affiliate without the prior writ ten consent of the Agent which shall not be unreasonably withheld.

          (b) Transfers of Limited Partner Investor Interests and Substitution of Investors. If the General Partner shall receive any request for transfer of the interest of any Investor, it shall promptly notify the Agent and shall send to the Agent all information about such proposed transfer as the General Partner shall receive or otherwise become aware of. In the event that the Investor proposing to transfer its interest (the "Transferor") is an Included Investor, then, prior to the effectiveness of any such transfer, the General Partner shall request in writing the consent of the Agent and the Super-Requisite Lenders to include the proposed transferee as an Included Investor, which consent may be granted or withheld in the Agent and each such Super-Requisite Lenders' sole and absolute discretion. If the Agent and the Super-Requisite Lenders do not consent to the substitution of the proposed transferee as an Included Investor, the General Partner shall, prior to the effectiveness of any such transfer or substitution, make a Capital Call to all existing Investors, including the Transferor, in the amount, if any, necessary to prevent the aggregate amount of out standing Loans from exceeding the Available Commitment, with such Available Commitment calculated assuming that the Transferor is a Non-Included Investor. The effectiveness of any transfer by an Included Investor and any transfer by a Non-Included Investor shall be contingent upon the receipt by the Agent of (i) an Investor Consent, duly executed and delivered by the transferee and (ii) evidence reasonably satisfactory to the Agent of the transferee's authority to enter into the Investor Consent and become a partner in Borrower.

          10.12. ERISA. Neither the Borrower nor any Qualified Borrower shall take any action, or omit to take any action, which would give rise to a nonexempt prohibited transaction (as such term is defined in Section
4975 of the Code or Section 406 of ERISA) that could subject the Agent and/or the Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.


                                 ARTICLE XI
                   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          11.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. The Borrower or any Qualified Borrower shall fail to pay (i) when due any principal payment on the Obligations which is due on the Termination Date or pursuant to the terms of Section 2.1(a), Section 2.3, or Section 4.1(d), or (ii) when due, any interest payment on the Obligations or any principal payment pursuant to Section 4.1(a) and such default shall continue uncured for three (3) Business Days, or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove or any fees due pursuant to the terms of Section 5.3 and, with respect to fees only, such default shall continue uncured for three (3) Business Days.

          (b) Breach of Certain Covenants. The Borrower or any Qualified Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3, 9.1, 9.2, or Article X hereof.

          (c) Breach of Representation or Warranty. Any representation or warranty made by the Borrower or any Qualified Borrower to the Agent or any other Lender herein or by the Borrower or any of its Subsidiaries (including any Qualified Borrowers) in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

          (d) Other Defaults. The Borrower or any Qualified Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after receipt of written notice from the Agent thereof.

          (e) Acceleration of Other Indebtedness. Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any Recourse Obligations (other than the Obligations) of the Borrower or its Subsidiaries
(including any Qualified Borrower) in an amount equal to or greater than $10,000,000 individually or in the aggregate, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (including any Qualified Borrower) (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.
              ----------------------------------------------------

          (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the Borrower or the board of directors or partners (or equivalent bodies) of the Borrower's Subsidiaries (including any Qualified Borrower) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) or over all or a substantial part of the assets of the Borrower or any of the Borrower's Subsidiaries (including Qualified Borrowers) shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) or of all or a substantial part of the assets of the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the assets of any of the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the Borrower or the board of directors or partners (or equivalent body) of the Borrower's Subsidiaries (including any Qualified Borrower) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Borrower or any of the Borrower's Subsidiaries (including any Qualified Borrower) shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

          (h) Judgments and Unpermitted Liens.

               (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower, or any of its Subsidiaries (including any Qualified Borrower) or any of their respective assets involving in any case an amount in excess of $10,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five
(5) days prior to the date of any proposed sale thereunder.

               (ii) A federal, state, local or foreign tax Lien is filed against the Borrower or any Qualified Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Agent within fifty (50) days after the filing thereof or the date upon which the Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds $10,000,000.

               (iii) An Environmental Lien is filed against any asset of the Borrower or its Subsidiaries (including any Qualified Borrower) with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds $10,000,000.

          (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any Qualified Borrower decreeing its involuntary dissolution or split up; or the Borrower or any Qualified Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

          (j) Loan Documents. At any time, for any reason, any material provision of any Loan Document ceases to be in full force and effect or the Borrower or any Qualified Borrower seeks to repudiate its obligations under any Loan Document.

          (k) ERISA. The Borrower or any Qualified Borrower, as applicable, or an ERISA Affiliate shall fail or cease to qualify as an REOC or a VCOC or other wise fail to meet an exemption under the Plan Assets Regulations which would prevent the assets of the Borrower from being subject to Title I of ERISA; or the Borrower or any ERISA Affiliate shall take any action, or omit to take any action, which gives rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Agent and/or any Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

          (l) Waiver Application. The plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any Qualified Borrower, as applicable, or any ERISA Affiliate to liability in excess of $1,000,000.

          (m) Material Adverse Effect. An event shall occur which has a Material Adverse Effect.

          (n) Security Agreements. The Pledge or the Cash Collateral Agreement shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, and the material rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof, prior to all other Liens, or the legality, validity or enforceability thereof shall be contested by Borrower; or

          (o) Subscription Agreements. Investors having Capital
Commitments aggregating twenty percent (20%) or greater of the total Capital Commitments of Investors who have previously delivered Investor Consents to the Agent shall default in their obligation to fund any portion of their Capital Commitments under any Subscription Agreement; provided, however, that the Borrower shall have seven (7) days from the date of the default notice from the Agent with respect thereto to provide documentation to the Agent evidencing that the Borrower is not in default under any provisions of the Loan Documents, and the Borrower shall have a period of thirty (30) days from the date of such default notice to provide the Agent with documentation evidencing that no other Investors are in default under their obligations to fund any portion of their respective Capital Comitments; or

          (p) Other. The occurrence of any of the following events: (i) the General Partner ceases, voluntarily or involuntarily, to be the general partner of the Borrower, (ii) the occurrence of any event that causes a dissolution or liquidation of the Borrower or the General Partner, or (iii) any material breach of the Partnership Agreement by the General Partner which shall continue beyond applicable notice and cure periods set forth therein.

          11.2. Rights and Remedies.
                -------------------

          (a) Acceleration and Termination. Upon the occurrence of any Event of Default of the type described in Sections 11.1(f), (g) or (i) without further action, and in the case of any other Event of Default upon notice to the Borrower and the relevant Qualified Borrower, as applicable, made by the Agent at the request of the Requisite Lenders, the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and any Qualified Borrowers.

          (b) Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower or the relevant Qualified Borrower, as applicable, shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower (and the relevant Qualified Borrower, as applicable), the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower (or any Qualified Borrower, as applicable) the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          (c) Enforcement. The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries (including any Qualified Borrower) fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent and the other Lenders; therefore, the Borrower agrees that the Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.3. Actions in Respect of Letters of Credit.
           ---------------------------------------

          (a) If, at any time and from time to time, a Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Agent may, whether in addition to the taking by the Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower (or the relevant Qualified Borrower, as applicable) to, and forthwith upon such demand (but in any event within ten
(10) days after such demand) the Borrower (or such Qualified Borrower, as applicable) shall, pay to the Agent, on behalf of the Lenders, in same day funds at the Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Agent (on behalf of the Lenders) and under its sole dominion and control at such place as shall be designated by the Agent, an amount equal to the amount of the Letter of Credit Usage under the Letter of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

          (b) The Borrower (and each relevant Qualified Borrower, as applicable) hereby pledges, assigns and grants to the Agent, as administrative agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

               (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit
     Collateral Account;

               (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Borrower (or such Qualified Borrower, as applicable) in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

               (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

               (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower (and each such Qualified Borrower, as applicable) now or hereafter existing hereunder and under any other Loan Document.

          (c) The Borrower (and each relevant Qualified Borrower, as applicable) hereby authorizes the Agent for the ratable benefit of the Lenders to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall have become due and payable by the Borrower or any Qualified Borrower to the Lenders in respect of the Letters of Credit.

          (d) Neither the Borrower nor any Qualified Borrower nor any Person claiming or acting on behalf of or through the Borrower or any Qualified Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 11.3(h) hereof.

          (e) The Borrower and each relevant Qualified Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 11.3.

          (f) If any Event of Default shall have occurred and be continuing:

               (i) The Agent may, in its sole discretion, without notice to the Borrower (or any relevant Qualified Borrower, as applicable) except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the Letter of Credit Collateral Account first, to (x) amounts previously drawn on the Letter of Credit that have not been reimbursed by the Borrower (or such Qualified Borrower, as applicable) and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, to any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Agent shall elect. The rights of the Agent under this Section 11.3 are in addition to any rights and remedies which any Lender may have.

               (ii) The Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code.

          (g) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that, assuming such treatment, the Agent shall not have any responsibility or liability with respect thereto.

          (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower (or any relevant Qualified Borrower, as applicable). Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower (or such Qualified Borrower, as applicable) hereunder and under any other Loan Document after the Termination Date shall be paid to the Borrower (or such Qualified Borrower, as applicable) or to whomsoever may be lawfully entitled to receive such surplus.

     11.4. Status of Included Investors; Mandatory Reduction of Available Commitment.
     --------------------------------------------------------------------

          (a) Loss of Included Investor Status. An Included Investor shall cease to be an Included Investor (a "Non-Included Investor") upon the occurrence of any one of the following events (each, an "Exclusion Event"):

               (i) the Investor or its Sponsor or Responsible Party, if any, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

               (ii) an involuntary case or other proceeding shall be commenced against the Investor or its Sponsor or Responsible Party, if any, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Investor or its Sponsor or Responsible Party, if any, under the federal bankruptcy laws as now or hereafter in effect;

               (iii) the Investor shall fail to timely fund a Capital Call subject to notice and time to cure in accordance with the terms of the Partnership Agreement or a Sister Partnership Agreement, shall repudiate, challenge or declare unenforceable its obligation to fund Capital Commitments, or shall otherwise disaffirm or default under, or breach the terms of, its Subscription Agreement, the Partnership Agreement or a Sister Partnership Agreement;

               (iv) one or more judgments or decrees in an aggregate amount equal to fifteen percent (15%) or more of its net worth shall be entered by a court or courts of competent jurisdiction against the Investor or its Sponsor or Responsible Party, if any (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or has acknowledged in writing its willingness to defend any such claim under a reservation of rights), and
(A) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (B) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

               (v) the Investor shall breach any obligation acknowledged under its Investor Consent or Subscription Agreement in any material respect or any representation, warranty certification or statement made by such Investor in its Subscription Agreement, its Investor Consent or in any certificate, financial statement or other document delivered pursuant to this Agreement or such documents, shall have been false or misleading in any material respect when made;

               (vi) any event shall occur which materially adversely affects, in the reasonable discretion of the Agent, the ability of the Investor to fulfill its obligations under the Subscription Agreement to which such Investor is a party or the Partnership Agreement or any Sister Partnership Agreement;

               (vii) such Investor shall fail to satisfy and maintain the Applicable Requirement; provided, however, that this clause (vii) shall not apply to Investors which became Included Investors pursuant to clause (ii) of the definition of "Included Investors";

               (viii) with respect to an ERISA Investor or a Government Plan Investor, such Investor shall fail to maintain a Funding Ratio of at least the Minimum Funding Ratio Percentage;

               (ix) such Investor shall transfer or as sign its interest in, or withdraws from, the Borrower or a Sister Partnership;

               (x) such Investor shall fail to comply in any material respect with the terms of, or the provisions of the Partnership Agreement or Sister Partnership Agreement acknowledged in its Investor Consent, and the Agent notifies the Borrower in writing that such failure has occurred and will be treated as an Exclusion Event, and such Investor fails to comply with such terms or provisions within fifteen (15) days after the Agent's delivery of such notice to the Borrower; or

               (xi) the General Partner shall fail to deliver to the Agent within twenty (20) days after notice thereof is delivered to the Borrower
(A) either (1) such Investor's balance sheet as of the end of each fiscal year and the related statements of operations for each such fiscal year prepared by such Investor's independent public accountants, or, if such Investor has not retained public accountants to prepare such statements, certified by an officer, (2) such other information or reports (in lieu of the materials described in the fore going clause (1)) as shall be acceptable to the Agent or (3) with respect to any Investor which is a public company, financial information available to its share holders, directors, stakeholders, principals or other lenders or to the public, in any case by the later to occur of (y) the date which is ninety (90) days after the end of such Investor's fiscal year, and (z) the date such Investor makes such financial information available to its shareholders, directors, stakeholders, principals or other lenders or such financial information becomes available to the public, and (B) from time to time upon the reasonable request of the Agent, a certificate for such Investor setting forth the remaining amount of its Capital Commitment which it is obligated to fund.

          (b) Reduction of Available Commitment. In the event that, at any time and from time to time, any Included Investor becomes a Non-Included Investor, the Borrower shall deliver the notice required by Section 8.9 hereof, the Agent shall recalculate the Available Commitment based upon the omission of such Investor's Capital Commitment and if, following such calculation the Outstanding Balance exceeds the Available Commitment, then the Borrower, pursuant to and in accordance with Section 4.1(d) hereof, shall repay the Loans in the amount necessary to cause the Outstanding Balance to be equal to or less than the Available Commitment, as so recalculated.


                                ARTICLE XII
                                 THE AGENT

          12.1. Appointment. (a) Each Lender hereby designates and appoints Chase as the Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Agent to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XII.

          (b) The provisions of this Article XII are solely for the benefit of the Agent, and the other Lenders, and neither the Borrower nor any Subsidiary of the Borrower (including any Qualified Borrower) shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower (including any Qualified Borrower). The Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

          12.2. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Agent hereby agrees that its duties shall include providing copies of documents received by it from the Borrower (or any Qualified Borrower, as applicable) which are reasonably requested by any Lender and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder.

          12.3. Right to Request Instructions. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, the Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

          12.4. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

          12.5. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. The Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by the Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

          12.6. Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder, and the Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the ex tent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Super Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Chase in its individual capacity as a Lender or as one of the Requisite Lenders or Super Requisite Lenders. Chase and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries or Affiliates as if Chase were not acting as the Agent pursuant hereto.

          12.7. Successor Agents.
                ----------------

          (a) Resignation and Removal. The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

          (b) Appointment by Retiring Agent. If a successor Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.

          (c) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          12.8. Relations Among the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).


                                ARTICLE XIII
                              YIELD PROTECTION

          13.1. Taxes.
                -----

          (a) Payment of Taxes. Any and all payments by the Borrower (or any Qualified Borrower, as applicable) hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Govern mental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower (or any Qualified Borrower, as applicable) shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or the Letter of Credit Documents or any such document to any Lender, (x) the sum payable to such Lender or the Fronting Bank, as the case may be, shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.1) such Lender or the Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower (or such Qualified Borrower, as applicable) shall make such withholding or deductions, and (z) the Borrower (or such Qualified Borrower, as applicable) shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) Indemnification. The Borrower and each Qualified Borrower will severally indemnify each Lender and the Fronting Bank against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or the Fronting Bank or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 13.1 submitted by it to the Borrower (or the relevant Qualified Borrower, as applicable) shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and the Fronting Bank agrees, within a reasonable time after receiving a written re quest from the Borrower (or any Qualified Borrower, as applicable), to provide the Borrower (or such Qualified Borrower, as applicable) and the Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or the Fronting Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.1 in respect of any payments under this Agreement or under the Notes.

          (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower (or any Qualified Borrower, as applicable), it will furnish to the Agent, at its address referred to in
Section 14.8, the original or a certified copy of a receipt evidencing payment thereof.

          (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to
Section 14.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or
(II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

          (ii) Each Lender further agrees to deliver to the Borrower (and each relevant Qualified Borrower, as applicable) and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower (or such Qualified Borrower, as applicable) and the Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

          (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower (or such Qualified Borrower, as applicable); or

          (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower (or such Qualified Borrower, as applicable).

Each Lender agrees to deliver to the Borrower and each relevant Qualified Borrower, as applicable, and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and each such Qualified Borrower, as applicable, and Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower and each such Qualified Borrower, as applicable, that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

          13.2. Increased Capital. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Agent), the Borrower (or any relevant Qualified Borrower, as applicable) shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          13.3. Changes; Legal Restrictions. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

          (a) does or will subject a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably deter mines to be applicable to the Commitments of the Lenders to make Eurodollar Rate Loans or to participate in the Letter of Credit issued by the Fronting Bank, or, with respect to the Fronting Bank, to issue the Letter of Credit, or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans; or

          (b) does or will impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitment, or to participate in the Letter of Credit issued by the Fronting Bank, or, in the case of the Fronting Bank, to issue the Letter of Credit or to reduce any amount receivable thereunder; then, in any such case, within fifteen
(15) days of written demand by such Lender (with a copy of such demand to the Agent), the Borrower (or any relevant Qualified Borrower, as applicable) shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          13.4. Replacement of Certain Lenders. In the event a Lender (a "Designated Lender") shall have requested additional compensation from the Borrower or any Qualified Borrower under Section 13.1, Section 13.2 or
Section 13.3, or shall have sent a notice to Borrower or any Qualified Borrower and/or Agent under Section 5.2(e)(i) hereof, the Borrower or such Qualified Borrower may, at its sole election, make written demand on such Designated Lender (with a copy to the Agent) for the Designated Lender to assign, and such Designated Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Agent shall have identified for such purpose, all of such Designated Lender's right and obligations under this Agreement and the Notes (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 14.1. All expenses incurred by the Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under any of Section 13.1, Section 13.2 or Section 13.3.


                                ARTICLE XIV
                               MISCELLANEOUS

          14.1. Assignments and Participations.
                ------------------------------

          (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

          (b) Limitations on Assignments. For so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee, (iii) each assignment shall be subject to the reasonable approval of the Agent and the Borrower, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Agent (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, and (B) the as signing Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

          (c) The Register. The Agent shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans under the Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries (including each Qualified Borrower), the Agent and the other Lenders may treat each Person whose name is re corded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Agent), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

          (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, any Qualified Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $1,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

          (f) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries (including any Qualified Borrower) furnished to such Lender by the Agent or by or on behalf of the Borrower; provided, however, that prior to any such disclosure, such Lender shall secure a written agreement whereby such assignee or participant or proposed assignee or participant shall agree to keep such information relating to the Borrower or its Subsidiaries (including such Qualified Borrower) confidential.

          (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower or any Qualified Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note) in favor of any Federal Re serve bank in accordance with Regulation A of the Federal Reserve Board.

          14.2. Expenses.
                --------

          (a) Generally. The Borrower agrees upon demand to pay, or reimburse the Agent for all of its reasonable external audit and investigation expenses and for the reasonable fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP (but not of other legal counsel) and for all other reasonable and customary out-of-pocket costs and expenses of every type and nature incurred by the Agent in connection with (i) the audit and investigation of the Consolidated Businesses and the assets of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities under this Agreement and the other Loan Documents; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; and (viii) the initial syndication of interests in the Loan, provided that the costs incurred by the Lenders that become parties to this Agreement through such syndication, other than the Agent, shall not exceed $10,000 in the aggregate for all such Lenders and shall be pay able only at such time as any such bank shall become a Lender.

          (b) After Default. The Borrower further agrees to pay or reimburse the Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the such entity after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or re structuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

          14.3. Indemnity. The Borrower and each Qualified Borrower further severally agree (a) to defend, protect, indemnify, and hold harmless the Agent and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents
(including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective real property asset of the Borrower or any of its Subsidiaries (including such Qualified Borrower), the presence of asbestos-containing materials at any respective real property asset of the Borrower or any of its Subsidiaries (including such Qualified Borrower), or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified
Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct, bad faith, fraud or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) to the maximum extent permitted by applicable law, not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          14.4. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower or any Qualified Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower or such Qualified Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Agent and the Borrower, to so reflect such change in accounting principles.

          14.5. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and the Fronting Bank and any Affiliate of any Lender or the Fronting Bank is, to the maximum extent permitted by applicable law, hereby authorized by the Borrower and each Qualified Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or the Fronting Bank or any of their Affiliates to or for the credit or the account of the Borrower and the Qualified Borrowers against and on account of the Obligations of the Borrower and the Qualified Borrowers to such Lender or the Fronting Bank or any of their Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender or the Fronting Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due here under to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender and the Fronting Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower and the Qualified Borrowers now or hereafter maintained with such Lender or the fronting Bank or any Affiliate.

          14.6. Ratable Sharing. The Lenders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 5.2(f), and 5.3 and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 5.2(f), and 5.3 and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and partici pation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower and each Qualified Borrower agreed that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          14.7. Amendments and Waivers.
                ----------------------

          (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective with out the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the writ ten concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or with hold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Agent or the other Lenders in
Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

     (i) waiver of any of the conditions specified in Sections 6.1 and 6.2 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

     (ii) increase in the amount of such Lender's Commitment,

     (iii) reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

     (iv) postponement or extension of any date (other than the Termination Date postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by
     Section 4.2(b)).

          (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

     (i) postponement of the Termination Date (except as expressly provided under Section 2.3(b) hereof), or increase in the Maximum Loan Amount to any amount in excess of $150,000,000,

     (ii) change in the definition of Requisite Lenders, Super-Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

     (iii) amendment of Section 14.6 or this Section 14.7,

     (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

     (v) waiver of any Event of Default, and

     (vi) release of any Collateral granted pursuant to the Pledge or the Cash Collateral Agreement.

          (d) Agent Authority. The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwith standing anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent under this Agreement and the other Loan Documents, un less made in writing and signed by the Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lenders' attorney-in-fact and to execute and de liver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

          14.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Agent pursuant to Articles II, IV or XII shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.8) shall be as set forth below each party's name on the signature pages hereof or the signa ture page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

          14.9. Survival of Warranties and Agreements. All covenants, agreements, representations and warranties made by the Borrower and the Qualified Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agree ment and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.

          14.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any other Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          14.11. Marshalling; Payments Set Aside. None of the Agent or any other Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower or any Qualified Borrower makes a payment or payments to the Agent, the Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, re ceiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          14.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          14.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          14.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          14.15. Limitation of Liability. To the maximum extent permitted by applicable law and public policy, no claim may be made by any Lender, the Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender and the Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          14.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrower, or any interest therein, may not be assigned without the writ ten consent of all Lenders.

          14.17. Certain Consents and Waivers of the Borrower.
                 --------------------------------------------

          (a) Personal Jurisdiction. (i) EACH OF THE LENDERS, THE AGENT, THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL
COURT. EACH OF THE LENDERS, THE AGENT, THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER AND EACH QUALIFIED BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR SUCH QUALIFIED BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY OTHER LENDER. THE BORROWER AND EACH QUALIFIED BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR ANY LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY LENDER. THE BORROWER AND EACH QUALIFIED BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) Service of Process. THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF
BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NONCONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER ON SUCH QUALIFIED BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WAIVER OF JURY TRIAL. EACH OF THE AGENT AND THE OTHER LENDERS AND THE BORROWER AND EACH QUALIFIED BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          14.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower, the Agent and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Agent pertaining to the Lenders' respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern. Notwithstanding the foregoing, any rights reserved to the Agent under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrower under the Loan Documents will not be varied.

          14.19. Limitation on Agreements. All agreements between the Borrower, the Agent and each Lender in the Loan Documents are hereby expressly limited to the extent necessary so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

          14.20. Disclaimers. The Agent and the other Lenders shall not be liable for any debts or claims accruing in favor of any parties against the Borrower or others or against any of the Borrower's assets. The Borrower is not and shall not be an agent of any of the Agent or the other Lenders for any purposes and none of the Lenders or the Agent shall be deemed partners or joint venturers with the Borrower or any of its Affiliates. None of the Agent or the other Lenders shall be deemed to be in privity of contract with any provider of goods or services to any of the Borrower's assets, nor shall any payment of funds directly to such a provider of goods or services be deemed to create any third party beneficiary status or recognition of same by any of the Agent or the other Lenders and the Borrower agrees to hold the Agent and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

          14.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          14.22. Limitations on Recourse. Notwithstanding anything contained herein to the contrary, recourse under this Agreement shall be had only against the assets of the Borrower and any Qualified Borrower, as applicable, and not against the General Partner or any of the members of the Borrower or any Qualified Borrower; provided, however, that the foregoing shall not be construed so as to exonerate or exculpate the General Partner or any such member from any liability by reason of fraud, willful misconduct or gross negligence.

          14.23. Additional Commitment. In the event that the Borrower shall have received additional Subscription Agreements with Capital Commitments from Included Investors subsequent to the Closing Date, the Borrower shall have the one time right to request that the Agent obtain additional Commitments (the "Additional Commitment") so that the Commitments aggregate an amount equal to Two Hundred Fifty Million Dollars ($250,000,000) (the "Target Facility Amount"), which re quest shall be made by the Borrower giving written notice (the "Additional Commitment Notice") to the Agent prior to the date which is ninety (90) days after the Closing Date setting forth such details with respect thereto as are reasonably requested by the Agent. Upon such request, the Agent shall use its best efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders with Commitments (including the initial Commitment), aggregating the Target Facility Amount on or before the date which is 120 days after the Additional Commitment Notice was received by the Agent. If any Lender shall not accept such additional amount with in ten (10) days after receipt of an offer from the Agent therefor, prior to commencing syndication, the Agent shall submit a list of proposed bank syndicate members to the Borrower for its review and approval, which approval shall not be unreasonably withheld or delayed. From and after the Syndication Expiration Date, the Agent shall have no further obligation to syndicate the Facility or to obtain or accept any additional Commitments. For purposes hereof, the "Syndication Expiration Date" means the date which is 120 days after the Additional Commitment Notice was received by the Agent. Notwithstanding the foregoing, during the period after the giving of the Additional Commitment Notice and prior to the Syndication Expiration Date, the Agent shall have the right, at the Agent's option, to commit to make the Additional Commitment available to the Borrower and each Qualified Borrower and, if the Agent shall so elect to commit to making the Additional Commitment available to the Borrower and each Qualified Borrower, to arrange a syndicate of Lenders with Commitments aggregating the Target Facility Amount.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                      BORROWER:
                                      --------

                                      LF STRATEGIC REALTY INVESTORS II
                                      L.P., a Delaware limited partnership

                                      By: Lazard Freres Real Estate Inves
                                          tors L.L.C., a New York limited
                                          liability company, its general
                                          partner


                                          By:
                                             -----------------------------
                                             Name:  Robert P. Freeman
                                             Title:


                                      Notice Address:
                                      --------------

                                      30 Rockefeller Center
                                      63rd Floor
                                      New York, New York 10020
                                      Attention:  Anthony E. Meyer
                                      Telecopy: (212) 632-6060


                                      QUALIFIED BORROWER:
                                      ------------------

                                      PROMETHEUS ACQUISITION CORP.



                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                      Notice Address:
                                      --------------

                                      30 Rockefeller Center
                                      63rd Floor
                                      New York, New York 10020
                                      Attention:  Anthony E. Meyer
                                      Telecopy: (212) 632-6060



FOR PURPOSES OF SECTION 9.8 ONLY:
--------------------------------

LAZARD FRERES REAL ESTATE
  INVESTORS L.L.C.


By:
   -----------------------------
   Name:  Robert P. Freeman
   Title:


                                      AGENT AND LENDER:
                                      ----------------

                                      THE CHASE MANHATTAN BANK


                                      By:
                                         ---------------------------------
                                      Name: Fran M. Nuchims
                                      Title: Vice President

                                      Notice Address, Domestic and
                                      Eurodollar Lending Office:
                                      -------------------------

                                      The Chase Manhattan Bank
                                      380 Madison Avenue, 10th floor
                                      New York, New York  10017
                                      Attention: Fran M. Nuchims
                                      Telecopy: (212) 622-3395
                                      Reference: LF Strategic Realty Inves
                                      tors II L.P. $150,000,000 Revolving
                                      Credit Facility

                                      wiring instructions:
                                      -------------------

                                      Chase Real Estate Finance
                                      One Chase Manhattan Plaza
                                      New York, New York  10081
                                      Attention:  Loan & Agency Services
                                      ABA #: 021 000 021
                                      Account #:
                                      Loan #:
                                      Ref: LF Strategic Realty Investors II
                                      L.P.
                                      Payment Type:
                                                   -----------------------


Pro Rata Share:    %
               ----

Commitment: $
             ---------------


                                 EXHIBIT A

                                FORM OF NOTE

$ ,000,000.00                                          New York, New York
                                                       _________ __, 1998


          For value received, _______________, a ___________ (the
"Borrower"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), for the account of its Applica ble Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Loan Agree ment referred to below on the Termination Date (as such term is defined in the Credit Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, or at such other location as may be specified by the Bank from time to time.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement here of, appropriate notations to evidence the foregoing informa tion with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obliga tions of the Borrower hereunder or under the Credit Agree ment.

          This note is one of the Notes referred to in the Revolving Credit Agreement dated as of March __, 1998 among the Borrower, the lenders listed on the signature pages thereof and Chase, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

               IN WITNESS WHEREOF, this note has been duly exe cuted by Borrower as of the date first above written.

                              BORROWER:

                              LF STRATEGIC REALTY INVESTORS II L.P.,
                              a Delaware limited partnership

                                      By:  Lazard Freres Real Estate
                                           Investors L.L.C., a New York
                                           limited liability company, its
                                           general partner



                                           By:
                                              ----------------------------
                                              Name:
                                              Title:



                      LOANS AND PAYMENTS OF PRINCIPAL


          --------------------------------------------------------



       Amount of  Type of    Principal  Termination    Notation
  Date    Loan      Loan      Repaid        Date        Made By

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                                 EXHIBIT B

                          FORM OF INVESTOR CONSENT


                                             ___________, 199[_]


The Chase Manhattan Bank, as Agent
380 Madison Avenue
New York, New York 10017
Attn: Fran Nuchims

          Re:  $150,000,000 Revolving Credit Facility (the
               "Facility") evidenced by that certain Revolv
               ing Credit Agreement, dated as of March __
               1998 (the "Credit Agreement"), among LF Stra
               tegic Realty Investors II L.P. ("Borrower"),
               The Chase Manhattan Bank, as Agent, and the
               Banks listed therein
               --------------------------------------------

Ladies and Gentlemen:

          The purpose of this letter is to confirm to you the status of our involvement in the Borrower and to consent to, and acknowledge, certain aspects of the Facility.

          We have entered into a Subscription Agreement dated __________, 199[_] with the Borrower (the "Subscription Agreement, pursuant to which we have (i) purchased a limited partnership interest in Borrower; (ii) committed to fund capital calls of the Borrower pursuant to the terms of the Amended and Restated Limited Partnership Agreement of LF Strategic Realty Investors II L.P., dated as of September 24, 1997 (the "Partnership Agreement"); provided, however, that at no time will we be required to contribute unreturned capital exceeding $____________, in the aggregate (the "Capital Commitment"); and (iii) pledged to Borrower our partnership interest in Borrower as security for our obliga tion to fund our Capital Commitment (the "Pledge").

          All capitalized terms used and not otherwise de fined herein shall have the meanings ascribed thereto in the Partnership Agreement.

To date, $__________ of our Capital Commitment has been called, of which we have funded $__________. $__________ of our Capital Commitment remains to be drawn upon the delivery of one or more Payment Notices pursuant to and in accordance with the Partnership Agreement.

We hereby acknowledge and confirm that, we will be obligated to deliver to you (i) upon the request of the General Part ner, either (A) our balance sheet as of the end of each fiscal year and the related statements of operations for such fiscal year prepared by our independent public accoun tants, or, if we have not retained public accountants to prepare such statements, certified by an officer, or (B) such other information or reports as shall be acceptable to the General Partner, in either case by the later to occur of (y) the date which is ninety (90) days after the end of our fiscal year, and (z) the date we make such financial infor mation available to our shareholders, directors, stake holders, principals or other lenders or such financial information becomes available to the public, and (ii) from time to time upon the request of the General Partner, a cer tificate setting forth the remaining amount of our Capital Commitment which we are obligated to fund (as more particu larly defined in the Partnership Agreement, the "Unpaid Capital Commitment").

We hereby acknowledge and confirm to you that under the terms of and subject to the limitations and conditions set forth in the Partnership Agreement, we are and shall remain obligated to fund our Unpaid Capital Commitment required on account of capital calls duly made in accordance with the terms of the Partnership Agreement (including, without limitation, those required as a result of the failure of any other Partner to advance funds with respect to a capital call duly made).

Subject to the limitations and conditions set forth in the Partnership Agreement and the Subscription Agreement, we hereby (i) consent to the Borrower, and acknowledge that the Borrower is, (x) pledging to you the right to call and re ceive all payments of all or any portion of our Unpaid Capital Commitments in accordance with the terms of the Partnership Agreement and the Subscription Agreement to secure all loans made under the Facility (collectively, the "Loans"), (y) pledging to you its interest in the Pledge made by the undersigned to secure the Loans pursuant to Section 11(i) of the Subscription Agreement, (ii) confirm our representation which is contained in the Partnership Agreement that to our knowledge, as of the date hereof, there is no default, or circumstance which with the passage of time and/or notice would constitute a default, under the Partnership Agreement, which would constitute a defense to, or right of offset against, our obligation to fund our Capi tal Commitment or otherwise reduce our Capital Commitment and to our knowledge, as of the date hereof, there is no de fense to, or right of offset against, our obligation to fund our Capital Commitment, (iii) confirm our representation which is contained in the Subscription Agreement that the Subscription Agreement has been duly executed and delivered by us and constitutes our valid and binding obligation, (iv) acknowledge that for so long as the Facility is in place, the General Partner and the Borrower have agreed with you not to amend, modify, supplement, cancel, terminate, reduce or suspend any of our obligations under the Subscription Agreement without your prior written consent; and (v) ac knowledge and confirm that, for so long as the Facility is in place, all payments made by us under the Subscription Agreement will be made by wire transfer to the following account which the Borrower has also pledged as security for the Loans:


Bank:                The Chase Manhattan Bank
Bank Address:        380 Madison Avenue
                     New York, New York 10017
Account Number:      230743773
ABA Number:          021 000 021
Reference:           The Chase Manhattan Bank, as Agent, Collateral
                     Account re: LF Strategic Investors II
                     L.P.
Contact Person:      Mary Morrison

          We also acknowledge that because you and each Bank will be relying upon the statements made herein in connec tion with making the Facility available to Borrower, for so long as the Facility is in place, payments we make under the Subscription Agreement from and after the date hereof will not satisfy our obligation to fund our Capital Commitment unless such contributions are paid into the above account. We hereby acknowledge and agree that the terms of the Credit Agreement and of each Loan Document (as defined therein) can be modified without further notice to us or our consent; provided, however, that in no event shall any modification of the Credit Agreement or any Loan Document alter our rights or obligations under the Partnership Agreement or the Subscription Agreement without our written consent. We hereby further acknowledge and agree that you and/or any of the Banks may assign all or part of your or their rights under this consent to any assignee of your/their rights under the Credit Agreement and the Loan Documents, and that this consent will remain in effect until we are notified jointly by you and the General Partner that the Facility has been terminated, which notification you agree to deliver to us at the address set forth below promptly upon such termi nation.


                                     INVESTOR


                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                     Address:

                                     ----------------------------
                                     ----------------------------
                                     ----------------------------
                                     ----------------------------



                                 EXHIBIT C


                         LIST OF CLOSING DOCUMENTS

          1. Revolving Credit Agreement (the "Credit Agree ment"), among LF Strategic Realty Investors II L.P. (the "Borrower"), certain financial institutions listed on the signature pages thereof as lenders (collectively referred to herein, together with their respective successors and as signs, as the "Lenders") and The Chase Manhattan Bank, as agent ("Agent").

          2. Exhibits and Schedules to the Credit Agreement as described on
Schedule 1 attached hereto.

          3. Promissory Notes (the "Notes") executed by the Borrower and payable to each Lender evidencing the Loans made by such Lender under the Credit Agreement.

          4. Certificate of the Borrower certifying (1) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Credit Agreement, the Notes and the other Loan Documents on behalf of the Borrower, and (2) the resolutions of the Board of Directors of the gen eral partner of the Borrower approving and authorizing the execution, delivery and performance of the Credit Agreement, the Notes and all other Loan Documents executed by the Borrower, and (3) a copy of the Borrower's Limited Partner ship Agreement as in effect on the date of such certifica tion.

          5. Copy of the Certificate of Limited Partnership of the Borrower, together with all amendments thereto, if any, certified by the Secretary of State of Delaware.

          6. Opinions of Morrison & Foerster LLP and Latham & Watkins, special counsel of the Borrower.

          7. Officer's Certificate of the Borrower, dated the Closing Date, signed by the President or Vice President of the Borrower, certifying, among other things, satisfac tion of the conditions precedent to funding set forth in Section 6.1 of the Credit Agreement.



                                 SCHEDULE 1
                        TO LIST OF CLOSING DOCUMENTS

                 Exhibits and Schedules to Credit Agreement
                 ------------------------------------------


                                  EXHIBITS
                                  --------

Exhibit A --   Form of

Exhibit B --   Form of Investor Consent

Exhibit C --   List of Closing Documents

Exhibit D --   Reserved

Exhibit E --   Form of Borrowing Certificate

Exhibit F --   Form of Assignment and Acceptance Agreement

Exhibit G --   Form of Acquisition Certificate



                                 SCHEDULES
                                 ---------

Schedule A       -- Included Investors

Schedule 1.1     -- Side Letters to Subscription Agreements

Schedule 6.1(a)  -- Non-Pledging Investors

Schedule 7.1(a)  -- Organizational Documents

Schedule 7.1(b)  -- Subsidiaries



                                 EXHIBIT D


                                  Reserved




                                 EXHIBIT E


                       FORM OF BORROWING CERTIFICATE



          _____________ does hereby certify to The Chase Manhattan Bank, as agent, as follows:

          1. I am a of Lazard Freres Real Estate Investors L.L.C., the general partner of LF Strategic Investors II L.P. (the "Borrower").

          2. This certificate is the Borrowing Certificate referred to in
Section 6.1(a) of the Revolving Credit Agree ment ("Credit Agreement") dated as of , 1998 among the Borrower, the Lenders listed therein (the "Lend ers"), The Chase Manhattan Bank, as agent ("Agent"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. This certificate is being delivered to the Agent with the under standing that the Agent and the Lenders will be relying on the accuracy hereof.

          3. As of the date hereof the aggregate Capital Commitments of the Investors is $ and the aggre gate Unpaid Capital Obligations is $__________ of all Inves tors.

          4. Exhibit 1 annexed hereto contains a list of the Included Investors and Non-Included Investors and states as of the date hereof (a) their respective interests in the Borrower, Capital Commitments and Unpaid Capital Obliga tions, and (b)(i) for any Included Investor that is a bank holding company, (1) that such Investor is Adequately Capi talized and otherwise complies with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder and (2) such Investor's long-term senior unse cured indebtedness rating, (ii) for any Included Investor that is an insurance company, such Investor's long-term senior unsecured indebtedness rating and claims-paying ability rating, (iii) for any Included Investor that is an ERISA Investor or the trustee or nominee of an ERISA Inves tor, the Funding Ratio for such Investor and its Sponsor and the long-term senior unsecured indebtedness rating of its Sponsor, (iv) for any Investor that is a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, the Funding Ratio of such Inves tor and the Responsible Party, and the long-term senior unsecured indebtedness rating of the Responsible Party, (v) for any Investor that is an Endowment Fund Investor, the long-term senior unsecured indebtedness rating of its Spon sor (and unless such Sponsor is a party to the Subscription Agreement of such Endowment Fund Investor, also attaches a copy of such Sponsor's unconditional guaranty of the obliga tions of the Endowment Fund Investor to make its Capital Commitment), and (vi) for any unrated or lower rated Inves tor that is a subsidiary of an entity that satisfies the Applicable Requirements (a "Rated Entity"), the information required with respect to the category of Included Investor applicable to such Rated Entity as set forth clause (i), (ii), (iii), (iv) or (v) above (and also attaches such Rated Entity's unconditional guaranty of the obligations of such Investor to make its Capital Commitments).

          5. The Available Commitment as of the date hereof is $___________, a calculation of which is set forth on Exhibit 2 annexed hereto.

          6. There has been no change in Investors, and no Investor has changed its name, since the date of the pre vious Borrowing Certificate dated .

          7. The names of the Investors who have not de livered Investor Consents to Agent are listed on Exhibit 3 annexed hereto together with their aggregate Capital Commit ments. The names of the Subsequent Investors with respect to which Agent has not received (a) a duly executed original Investor Consent, (b) a duly executed Subscription Agree ment, (c) copies of trust agreements, organizational docu mentation or enabling legislation, as applicable, or (d) documentation evidencing each such Subsequent Investor's authority to execute and deliver its Investor Consent and Subscription Agreement, are listed on Exhibit 3 annexed hereto together with their aggregate Capital Commitments.


                                     ---------------------------
                                     [insert officer's
                                      name and title]




                                 EXHIBIT F
                                     to
                 Credit Agreement dated as of [ ____], 1998

                     FORM OF ASSIGNMENT AND ACCEPTANCE

         ---------------------------------------------------------
                         ASSIGNMENT AND ACCEPTANCE


          This ASSIGNMENT AND ACCEPTANCE dated as of , 199 , among [Names of Assignor Lenders] (each, an "As signor" and collectively, the "Assignors") and , , , (etc.) (each, an "Assignee" and collec tively, the "Assignees").


                           PRELIMINARY STATEMENTS


          A. Reference is made to the Credit Agreement dated as of _________, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among LP Strategic Realty Investors II L.P., the institutions from time to time party thereto as Lenders and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

          B. The Assignors are Lenders under the Credit Agreement and each desires to sell and assign to the Assign ees a portion of such Assignor's existing Commitment, as set forth on Schedule 2 attached hereto (each, an "Assigned Commitment") in the aggregate amount of $ of the Commitments (the "Aggregate Assigned Amount"), and each As signee desires to purchase and assume from each Assignor, on terms and conditions set forth below, an interest in such Assignor's respective Assigned Commitment and related out standing Loans (the "Assigned Percentages"), together with the Assignors' respective rights and obligations under the Credit Agreement with respect to the Assigned Percentages, such that each Assignee shall, from and after the Effective Date (as defined below), become a Lender under the Credit Agreement with the respective Commitment and Pro Rata Share listed on the signature pages attached hereto.

          NOW, THEREFORE, for good and valuable consider ation, the receipt and sufficiency of which is hereby ac knowledged, the Assignors and the Assignees hereby agree as follows:

          (8) In consideration of the payments of each Assignee to each Assignor, to be made by wire transfer to the Payment and Disbursement Agent of immediately available funds on the Effective Date in accordance with
Schedule 3 attached hereto, each Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and as sumes from such Assignor, the Assigned Percentage set forth on Schedule 1 attached hereto, together with such Assignor's rights and obligations under the Credit Agreement and all of the other Loan Documents with respect to the Assigned Per centages as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loans and the obligation to participate in Letters of Credit.

          (9) Each Assignor (i) represents and warrants that as of the date hereof its Commitment is as set forth on Schedule 2 attached hereto (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assign ments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that such Assignor is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in con nection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Bor rower of any obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

          (10) Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Credit Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations or warranties made by the Assignors in clauses (i) and (ii) of paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropri ate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Payment and Disbursement Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obliga tions which by the terms of the Credit Agreement are re quired to be performed by it as a Lender; (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other Governmental Authority or quasi- governmental authority exercising jurisdiction, power or control over it, which would subject the Borrower to the payment of additional compensation under Section 13.2 or under Section
13.3 of the Credit Agreement; (ix) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof; (x) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indi cate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and
(xi) repre sents and warrants that none of the funds, monies, assets or other consideration being used to purchase pursuant to this Assignment and Acceptance are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          (11) Following the execution of this Assignment and Acceptance by each of the Assignors and the Assignees, it will be delivered to the Agent for acceptance and record ing by the Agent. The effective date of this Assignment and Acceptance shall be _______________, 199_ (the "Effective Date").

          (12) As of the Effective Date, (i) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each As signor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement with respect to its Assigned Commitment.

          (13) From and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the Aggregate Assigned Amount (in cluding, without limitation, all payments of principal, interest and fees with respect thereto) to the appropriate Assignees. The Agent shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date.

          (14) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (15) This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.


ASSIGNORS:
                               ---------------------------------

                               By:
                                  ------------------------------
                               Name:
                                    ----------------------------
                               Title:
                                     ---------------------------


                               By:
                                  ------------------------------
                               Name:
                                    ----------------------------
                               Title:
                                     ---------------------------

                               Notice Address, Domestic
                               Lending Office and Eurodollar Lending
                               Office:
                               -------------------------------------





Adjusted Pro Rata Share:      _____%

Adjusted Commitment: $__________


ASSIGNEES:
                               ---------------------------------


                               By:
                                  ------------------------------
                               Name:
                                    ----------------------------
                               Title:
                                     ---------------------------


                               By:
                                  ------------------------------
                               Name:
                                    ----------------------------
                               Title:
                                     ---------------------------

                               Notice Address, Domestic
                               Lending Office and Eurodollar Lending
                               Office:
                               -------------------------------------





Pro Rata Share:     _____%

Commitment: $__________


Accepted as of this ___ day
of _________, 199_

THE CHASE MANHATTAN BANK
        as Agent


By:
   ------------------------
Name:
Title:




                                 SCHEDULE 1

Assignee                            Assigned         New Pro
--------                           Percentage       Rata Share
                                   ----------       ----------




                                 SCHEDULE 2

                          EXISTING COMMITMENTS AND
                        PRO RATA SHARES OF ASSIGNORS

                                          Existing
                          Existing        Pro Rata     Assigned
Assignor                  Commitment      Share        Commitment
--------                  ----------      -----        ----------




                                 SCHEDULE 3
                                 PAYMENTS1

Lender         Facility       Funding
               Fee            Amount/Repay-             Fee to
                              ment to Assignors         Agent2











------------------
1 Payments to the Lenders are shown without parentheses; payments from the Lenders to the Agent, on its own behalf or on behalf of the Lend ers, are shown in parentheses.
2    Pursuant to Section 15.1 (d) of the Credit Agreement.




                                 EXHIBIT G


                      FORM OF ACQUISITION CERTIFICATE

          I, ___________, do hereby certify on behalf of Lazard Freres Real Estate Investors L.L.C., a Delaware limited liability company and general partner of LF Strategic Realty Investors II L.P. (the "Fund"), as follows with respect to the acquisition by the Fund described below:


I) INVESTMENT
   ------------------------
i) Components of Purchase Price:


                   Investment in _________             $
                   Management Fees Paid                $
                   Legal Fees                          $
                   Interest & Financing Fees           $

                                     Total         $

ii) [Describe ownership interest]

iii) [Describe financing]


II) VENTURE CAPITAL INVESTMENT ("VCI") CERTIFICATION
    ------------------------------------------------

[FOR EXAMPLE:]

_______ is a [Real Estate Operating Company.] Pursuant to the ______ Operating Agreement, an annual operating plan must be approved by all members and the Managing Member cannot, without the consent of _________, take material actions not previously approved in the annual plan. These actions include, without limitation, entering into, amending or terminating material leases, making capital expenditures, borrowing money and acquir ing or disposing of assets.


III) BORROWERS PERCENTAGE OF LONG TERM INVESTMENTS
 ("LTI") INVESTED IN VCI
--------------------------------------------------

          Investment                              $
          Total Long Term Investments             $


          Percentage of VCI to LTI                                  %



                                             ---------------------------
Dated:


                                            LF STRATEGIC REALTY INVESTORS
                                            II L.P., a Delaware limited
                                            partnership

                                            By: Lazard Freres Real
                                                Estate Investors
                                                L.L.C.


                                                By:
                                                   -----------------------
                                                   Name:
                                                   Title:



                                 SCHEDULE A
                                     to
           Revolving Credit Agreement dated as of March ___, 1998

                             INCLUDED INVESTORS
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1. Commonwealth of Pennsylvania Public School Employ ees' Retirement System

2.   ALCOA Master Trust

3.   Chase Capital Partners3

4.   New York State Common Retirement Fund

5.   Utah Retirement Systems

6.   Cadim Holdings U.S. Inc.

7.   [AT&T Master Pension Trust]

8.   Bell Atlantic Master Pension Trust

9.   Chrysler Corporation Master Retirement Trust

10.  Allstate Insurance Company

11.  [General Motors Pension Plan]

12.  The World Bank Staff Retirement Plan

13.  [The Southern Company System Master Retirement
     Trust]

14.  [Illinois State Board of Investments]

15.  [Illinois Municipal Retirements System]

16.  [Virginia Retirement System]

17.  [IBM Retirement Plan]

-----------------------

3 Chase Manhattan Corp. provides a guarantee for the entity investing in the fund.




                                SCHEDULE 1.1
                                     to
           Revolving Credit Agreement dated as of March ___, 1998

                  SIDE LETTERS TO SUBSCRIPTION AGREEMENTS
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1. Letter Agreement, dated December 31, 1997, between the General Partner and Cadim Holdings US Inc.

2. Letter Agreement, dated September 23, 1997, among the Borrower, the General Partner and State of Wisconsin Investment Board.



                              SCHEDULE 7.1(a)
                                     to
           Revolving Credit Agreement dated as of March __, 1998

                          ORGANIZATIONAL DOCUMENTS
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1. Amended and Restated Limited Partnership Agreement of LF Strategic Realty Investors II L.P., dated September 24, 1997, as amended by Amendment No. 1, dated November 24, 1997.

2. Certificate of Limited Partnership of LF Strategic Realty Investors II L.P., dated September 24, 1997.




                              SCHEDULE 7.1(q)
                                     to
           Revolving Credit Agreement dated as of March ___, 1998

                                SUBSIDIARIES
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


1.  Prometheus Senior Quarters LLC

2.  Prometheus Acquisition Corp.

3.  Prometheus Mid-Atlantic Investors Trust

4.  Prometheus Home Builders LLC

5.  Prometheus Assisted Living LLC

6.  Prometheus Southeast Retail LLC

7.  American Apartment Community III, Inc.





                             TABLE OF CONTENTS


ARTICLE I
        DEFINITIONS
1.1.  Certain Defined Terms..............................................1
1.2.  Computation of Time Periods.......................................31
1.3.  Accounting Terms..................................................31
1.4.  Other Terms.......................................................31

ARTICLE II
        AMOUNTS AND TERMS OF LOANS
2.1.  Loans.............................................................32
2.2.  Use of Proceeds of Loans..........................................37
2.3.  Termination Date..................................................37
2.4.  Maximum Credit Facility...........................................38
2.5.  Authorized Agent..................................................38
2.6.  Letters of Credit.................................................39
2.7.  Letter of Credit Usage Absolute...................................43

ARTICLE III
        RESERVED

ARTICLE IV
        PAYMENTS AND PREPAYMENTS
4.1.  Prepayments; Reductions in Commitments............................44
4.2.  Payments..........................................................47
4.3.  Promise to Repay; Evidence of Indebtedness........................52

ARTICLE V
        INTEREST AND FEES
5.1.  Interest on the Loans and other Obligations.......................53
5.2.  Special Provisions Governing Eurodollar Rate Loans................56
5.3.  Fees..............................................................61

ARTICLE VI
        CONDITIONS TO LOANS
6.1.  Conditions Precedent to the Loans.................................63
6.2.  Conditions Precedent to All Subsequent Loans......................67
6.3.  Loans to Qualified Borrowers......................................68
6.4   Liens and Security Interest.......................................72

ARTICLE VII
        REPRESENTATIONS AND WARRANTIES
7.1.  Representations and Warranties of the Borrower....................79

ARTICLE VIII
        REPORTING COVENANTS
8.1.  Borrower Accounting Practices.....................................85
8.2.  Financial Reports.................................................85
8.3.  Events of Default.................................................88
8.4.  Lawsuits..........................................................89
8.5.  ERISA Notices.....................................................90
8.6.  Labor Matters.....................................................90
8.7.  Other Reports.....................................................90
8.8.  Other Information.................................................90
8.9.  Investor Information..............................................91

ARTICLE IX
        AFFIRMATIVE COVENANTS
9.1.  Existence, Etc....................................................91
9.2.  Powers; Conduct of Business.......................................91
9.3.  Compliance with Laws, Etc.........................................92
9.4.  Payment of Taxes and Claims.......................................92
9.5.  Inspection of Books and Records; Discussions......................92
9.6.  ERISA Compliance..................................................93
9.7.  Ownership of Other Assets.........................................93
9.8.  Management Fee....................................................93

ARTICLE X
         NEGATIVE COVENANTS
10.1.  Transactions with Partners and Affiliates........................94
10.2.  Restriction on Fundamental Changes...............................94
10.3.  Restriction on Amendments........................................95
10.4.  Investments and Acquisitions.....................................95
10.5.  Margin Regulations; Securities Laws..............................95
10.6.  Reserved.........................................................96
10.7.  Financial Covenants..............................................96
10.8.  Reserved.........................................................96
10.9.  Capital Calls....................................................96
10.10. No Liens.........................................................97
10.11. Prohibited Transfers.............................................97
10.12. ERISA............................................................98

ARTICLE XI
         EVENTS OF DEFAULT; RIGHTS AND REMEDIES
11.1.  Events of Default................................................98
11.2.  Rights and Remedies.............................................103
11.3.  Actions in Respect of Letters of Credit.........................105
11.4...................................................................107

ARTICLE XII
         THE AGENT
12.1.  Appointment.....................................................111
12.2.  Nature of Duties................................................111
12.3.  Right to Request Instructions...................................112
12.4.  Reliance........................................................112
12.5.  Indemnification.................................................112
12.6.  Agent Individually..............................................113
12.7.  Successor Agents................................................113
12.8.  Relations Among the Lenders.....................................114

ARTICLE XIII
         YIELD PROTECTION
13.1.  Taxes...........................................................114
13.2.  Increased Capital...............................................117
13.3.  Changes; Legal Restrictions.....................................118
13.4.  Replacement of Certain Lenders..................................119

ARTICLE XIV
         MISCELLANEOUS
14.1.  Assignments and Participations..................................120
14.2.  Expenses........................................................123
14.3.  Indemnity.......................................................124
14.4.  Change in Accounting Principles.................................125
14.5.  Setoff..........................................................126
14.6.  Ratable Sharing.................................................127
14.7.  Amendments and Waivers..........................................128
14.8.  Notices.........................................................130
14.9.  Survival of Warranties and Agreements...........................130
14.10. Failure or Indulgence Not Waiver; Remedies Cumulative...........131
14.11. Marshalling; Payments Set Aside.................................131
14.12. Severability....................................................131
14.13. Headings........................................................132
14.14. Governing Law...................................................132
14.15. Limitation of Liability.........................................132
14.16. Successors and Assigns..........................................132
14.17. Certain Consents and Waivers of the Borrower....................132
14.18. Counterparts; Effectiveness; Inconsistencies....................134
14.19. Limitation on Agreements........................................135
14.20. Disclaimers.....................................................135
14.21. Entire Agreement................................................135
14.22. Limitations on Recourse.........................................135
14.23. Additional Commitment...........................................135

                                                                       Page
                                                                       ----

EXHIBITS

Exhibit A --  Form of Note

Exhibit B --  Form of Investor Consent

Exhibit C --  List of Closing Documents

Exhibit D --  Reserved

Exhibit E --  Form of Borrowing Certificate

Exhibit F --  Form of Assignment and Acceptance Agreement

Exhibit G --  Form of Acquisition Certificate



                                 SCHEDULES

Schedule A       --   Included Investors

Schedule 1.1     --   Side Letters to Subscription Agreements

Schedule 6.1(a)  --   Non-Pledging Investors

Schedule 7.1(a)  --   Organizational Documents

Schedule 7.1(q)  --   Subsidiaries